UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

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Weight Watchers International, Inc.

(Name of Registrant as Specified in Its Charter)

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Weight Watchers International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

NOTICE OF ACTION BY WRITTEN CONSENT

DATED OCTOBER 18, 2015

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

To the Shareholders of Weight Watchers International, Inc.:

The purpose of this notice of action by written consent and information statement (the “Information Statement”) is to advise the shareholders of Weight Watchers International, Inc. (the “Company”) of record as of October 18, 2015, of the approval, by written consent, of the grant to Ms. Oprah Winfrey, on October 18, 2015, of a fully vested stock option (the “Option”) to purchase 3,513,468 shares of common stock, no par value per share, of the Company. The Option was not granted under the Amended and Restated Weight Watchers International, Inc. 2014 Stock Incentive Plan (the “2014 Plan”), but incorporates terms that are substantially similar to the terms of the 2014 Plan, other than the restriction on the maximum number of options that may be granted in any calendar year. The Term Sheet for Consultant Stock Option Awards, which includes the Terms and Conditions of the Option, is referred to as the “Option Agreement”. Our Board of Directors has determined that it was in the best interests of the Company and its shareholders to approve the Option and the Option Agreement in consideration of Ms. Winfrey entering into the previously announced Strategic Collaboration Agreement on October 18, 2015 with the Company and the performance of her obligations therein. This notice of action by written consent and the accompanying Information Statement shall constitute the notice and information statement required by the Virginia Stock Corporation Act and the rules of the Securities and Exchange Commission, respectively.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF THE SHAREHOLDERS OF WEIGHT WATCHERS INTERNATIONAL, INC. AND NO SPECIAL MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN AND IN THE INFORMATION STATEMENT.

If you have any questions, please contact our investor relations representative at (212) 986-6667.

Sincerely,

Michael F. Colosi

General Counsel and Secretary

October 27, 2015

Weight Watchers International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

Important Notice Regarding the Availability of this Information Statement

The Information Statement is available at
http://phx.corporate-ir.net/phoenix.zhtml?c=130178&p=DEF14C

This Information Statement is being furnished to the shareholders of Weight Watchers International, Inc. (the “Company”) of record as of October 18, 2015 to provide information about the grant to Ms. Oprah Winfrey, on October 18, 2015, of a fully vested stock option (the “Option”) to purchase 3,513,468 shares of common stock, no par value per share, of the Company (the “Common Stock”). The Option was not granted under the Amended and Restated Weight Watchers International, Inc. 2014 Stock Incentive Plan (the “2014 Plan”), but incorporates terms that are substantially similar to the terms of the 2014 Plan, other than the restriction on the maximum number of options that may be granted in any calendar year. The Term Sheet for Consultant Stock Option Awards, which includes the Terms and Conditions of the Option is referred to as the “Option Agreement”. Our Board of Directors has determined that it was in the best interests of the Company and its shareholders to approve the Option and the Option Agreement in consideration of Ms. Winfrey entering into the previously announced Strategic Collaboration Agreement on October 18, 2015 with the Company (the “Strategic Collaboration Agreement”) and the performance of her obligations therein.

We are not asking you to approve the Option or the Option Agreement. The Option and Option Agreement were unanimously approved by the Board of Directors of the Company on October 18, 2015. Although approval by the Company’s shareholders of the Option and the Option Agreement is also required, we are not soliciting your vote or consent because, on October 18, 2015, Artal Luxembourg S.A. (“Artal Luxembourg”), an entity that at the time controlled a majority of the voting power of our outstanding Common Stock, also approved the Option and the Option Agreement by written consent (the “Written Consent”) without a meeting of the shareholders of the Company. As of October 16, 2015, the last full trading day prior to the record date of October 18, 2015, there were 57,223,041 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote on any matter submitted to shareholders. However, because Artal Luxembourg has already approved the Option and Option Agreement by written consent, no consents are being solicited in connection with this Information Statement.

The approval of the Option and the Option Agreement by Artal Luxembourg will become effective on the date that is 20 calendar days after the date this Information Statement is first sent or given to our shareholders who did not execute the Written Consent but were entitled to vote on the day that the Written Consent was delivered to the Company. We expect that this Information Statement will be first sent or given to our shareholders on or about October 27, 2015. A copy of the Option Agreement is attached hereto as Annex A. Please read this Information Statement carefully and in its entirety as it contains important information.

In this Information Statement, unless the context otherwise requires, references to “we”, “us”, “our”, “Weight Watchers” and the “Company” refer to Weight Watchers International, Inc. and all of its operations consolidated for purposes of its financial statements.

NOTICE OF APPROVAL OF THE OPTION AND OPTION AGREEMENT

The following description of the Option is not complete and is qualified by reference to the full text of the Option Agreement, which is attached to this Information Statement as Annex A. The Option is an option to purchase 3,513,468 shares of Common Stock under the terms and conditions of the Option Agreement. Our Board of Directors has determined that it was in the best interests of the Company and its shareholders to approve the Option and the Option Agreement in consideration of Ms. Winfrey entering into the previously announced Strategic Collaboration Agreement and the performance of her obligations therein. Therefore, on October 18, 2015 (the “Agreement Date”), the Option was granted to Ms. Winfrey under the terms and conditions of the Option Agreement. The Option was not granted under the 2014 Plan, but incorporates terms that are substantially similar to the terms of the 2014 Plan, other than the restriction on the maximum number of options that may be granted in any calendar year. A description of the 2014 Plan is provided below with respect to provisions related to the Option grant. The description of the 2014 Plan is not complete and is qualified by reference to the full text of the 2014 Plan, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2015 and incorporated by reference herein. We expect that this Information Statement will be first sent or given to our shareholders on or about October 27, 2015.

Summary of the Option

The Option is an option to purchase 3,513,468 shares of Common Stock. The Option is exercisable for a price of $6.97 per share, which represents the greater of (a) the closing price per share of the Common Stock on The New York Stock Exchange (the “NYSE”) on October 16, 2015 and (b) the average closing price of a share of the Common Stock on the NYSE for the five trading day period immediately preceding and including the date of the grant. The Option is exercisable, in whole or in part, at any time after the effectiveness of the Written Consent and prior to the tenth anniversary of the Option grant date, subject to earlier termination under certain circumstances. The Option will terminate under certain circumstances, including if (i) the Strategic Collaboration Agreement expires as a result of Ms. Winfrey’s decision not to renew the term of such agreement and (ii) a change in control (as defined in the 2014 Plan) of the Company occurs.

Subject to certain limited exceptions, the shares of Common Stock issuable upon exercise of the Option (the “Option Shares”) generally may not be transferred by Ms. Winfrey within the first year of the Agreement Date. Thereafter, Ms. Winfrey generally may transfer up to 20% of the Option Shares prior to the second anniversary of the Agreement Date, up to 40% prior to the third anniversary of the Agreement Date, up to 60% prior to the fourth anniversary of the Agreement Date and up to 80% prior to the fifth anniversary of the Agreement Date. On or after the fifth anniversary of the Agreement Date, Ms. Winfrey will be permitted to transfer all of the Option Shares. Pursuant to the previously announced Share Purchase Agreement, dated October 18, 2015, between the Company and Ms. Winfrey (the “Share Purchase Agreement”), in the event that Ms. Winfrey proposes to transfer Option Shares under certain circumstances, the Company will have a right of first offer or a right of first refusal with respect to such shares. Such transfer restrictions terminate early under certain change of control circumstances or in certain circumstances related to Ms. Winfrey not being elected as a director of the Company as contemplated under the Share Purchase Agreement.

At the time of grant, the shares issuable upon exercise of the Option represent approximately 5% of the Company’s issued and outstanding Common Stock on a fully diluted basis, assuming all outstanding options and restricted stock awards have been exercised and/or converted (and after giving effect to the issuance of the shares purchased by Ms. Winfrey under the Share Purchase Agreement). In the fourth quarter of fiscal 2015, the Company will record as an expense the approximately $14 million full value of the Option (based on the Black Scholes option pricing model).

The market value of each share of Common Stock underlying the Option as of October 16, 2015, the last full trading day prior to the record date of October 18, 2015, was $6.79, the closing price of our Common Stock on such date as reported on the NYSE.

U.S. Tax Consequences of the Option

Introduction. The following general discussion of the federal income tax consequences of the Option is based on current federal tax laws and regulations, does not purport to be a complete description of the federal income tax laws, and does not purport to be a representation as to the actual tax consequences that Ms. Winfrey or the Company may in fact incur. Ms. Winfrey may also be subject to certain state and local taxes, which are not described below.

Non-qualified Stock Options. No income was realized by Ms. Winfrey in connection with the grant of the Option, and no deduction was available to the Company at such time. At the time of a cash or equivalent exercise, ordinary income will be realized by Ms. Winfrey in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option exercise price, and the Company will receive a tax deduction for the same amount. Upon disposition, any difference between Ms. Winfrey’s tax basis in the Common Stock and the amount realized on disposition of the shares will be treated as capital gain or loss.

Summary of the 2014 Plan

Administration. The 2014 Plan is administered by the Compensation and Benefits Committee of the Board of Directors, or such other committee to which the Board of Directors has delegated power to act (the “Compensation Committee”), which must consist of at least two directors, all of whom shall be intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any successor rule thereto) (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), unless otherwise determined by the Board of Directors. The Compensation Committee may delegate its duties to any subcommittee of the Compensation Committee. The Compensation Committee has the authority to make, and establish the terms and conditions of, any award to any person eligible to be a participant under the 2014 Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any forfeiture conditions). The Compensation Committee is authorized to interpret the 2014 Plan, to establish, amend and rescind any rules and regulations relating to the 2014 Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2014 Plan. The Board of Directors may take any action delegated to the Compensation Committee that it deems necessary or desirable for the administration of the 2014 Plan.

Stock Options. The Compensation Committee may award non-qualified stock options under the 2014 Plan. Options granted under the 2014 Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee.

The exercise price per share of Common Stock for any stock option awarded will not be less than the fair market value of our Common Stock on the grant date. Unless otherwise determined by the Compensation Committee prior to an applicable grant date, the “fair market value” of our Common Stock on a given date will be deemed to equal the closing sales price for our shares on the NYSE or such other national securities exchange on which the shares are traded on such date (or the most recent preceding trading date if the grant date is not a trading date). To the extent permitted by the Compensation Committee, the exercise price of a stock option may be paid (i) in cash or its equivalent (e.g. a check or wire transfer); (ii) in shares of Common Stock having a fair market value equal to the aggregate option exercise price; (iii) partly in cash and partly in shares of Common Stock; (iv) through the delivery of irrevocable instructions to a broker to sell, to the extent permitted by applicable law, shares of Common Stock obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of the sale equal to the aggregate option exercise price for the shares being purchased, or (v) to the extent permitted by the Compensation Committee, through “net settlement” in shares.

Adjustments Upon Certain Events. In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control (as defined in the 2014 Plan), payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value of such equity securities, the Compensation Committee shall (i) adjust the number and kind of shares subject to the 2014 Plan and available for or covered by awards granted under the 2014 Plan, (ii) adjust the share prices related to outstanding awards granted under the 2014 Plan and/or (iii) take such other action (including providing for the payment of a cash amount to holders of outstanding awards granted under the 2014 Plan in cancellation of any such awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the 2014 Plan and any outstanding awards granted under the 2014 Plan; provided, however, that the Compensation Committee may, upon the consummation of the transactions constituting a Change in Control, cancel without consideration any outstanding stock option having an Option Price that is greater than the per share consideration received by a holder of Common Stock in such transaction.

Amendment and Termination. The Compensation Committee may amend, alter or discontinue the 2014 Plan, but, except as discussed above in “Adjustments Upon Certain Events,” no amendment, alteration or discontinuation shall be made (i) without the approval of the shareholders of the Company, if such action would increase the total number of shares of Common Stock reserved for the purposes of the 2014 Plan, or increase the maximum number of awards that may be granted to any participant, (ii) without the consent of a participant, if such action would materially diminish any of the rights of the participant under any award previously granted to the participant under the 2014 Plan or (iii) to the provision prohibiting the repricing of stock options to permit such repricing; provided, however, that the Board of Directors may amend the 2014 Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code or other applicable laws.

Limitations. Except for adjustments to stock options made in connection with changes in capitalization of the Company or similar events, as discussed above in “ Adjustments Upon Certain Events ”, the 2014 Plan prohibits the repricing of the exercise price of any stock options after they have been granted without prior approval of the Company’s shareholders.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of January 3, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	4,088,151	$24.42	2,451,603
Equity compensation plans not approved by security holders	—	—	—
Total	4,088,151	$24.42	2,451,603

(1)	Consists of 3,249,901 shares of our Common Stock issuable upon the exercise of outstanding options awarded under our 2014 Plan, our 2008 Stock Incentive Plan, or 2008 Plan, our 2004 Stock Incentive Plan, or 2004 Plan, and our 1999 Stock Purchase and Option Plan, or 1999 Plan, and 838,250 shares of our Common Stock issuable upon the vesting of restricted stock units (each, an “RSU”) awarded under our 2014 Plan, 2008 Plan and 2004 Plan.

(2)	Includes weighted average exercise price of outstanding stock options of $30.72 and RSUs of $0.

(3)	Consists of shares of our Common Stock issuable under our 2014 Plan pursuant to various awards the Compensation Committee may make, including non-qualified stock options, incentive stock options, stock appreciation rights, RSUs, restricted stock and other equity-based awards. Our 1999 Plan terminated on December 16, 2009 pursuant to its terms and in connection with such termination no additional securities can be issued under the plan. In connection with the approval of our 2014 Plan on May 6, 2014, the 2014 Plan replaced the 2004 Plan and the 2008 Plan with respect to prospective equity grants.

SECURITY OWNERSHIP OF WEIGHT WATCHERS

The following table sets forth information regarding the beneficial ownership of our Common Stock by (i) beneficial owners known to the Company to own more than 5% of the Company’s Common Stock, (ii) our Chief Executive Officer and each of our other named executive officers, as such term is defined in Item 402(a)(3) of Regulation S-K of the Exchange Act, (iii) each of our directors and (iv) all of our current directors and executive officers as a group. The information regarding the beneficial ownership of our Common Stock is as of October 16, 2015 (unless otherwise indicated below) and therefore does not reflect the 6,362,103 shares of our Common Stock purchased by Ms. Winfrey pursuant to the Share Purchase Agreement or the 3,513,468 shares of our Common Stock underlying the Option.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to (i) options held by that person that are currently exercisable or exercisable within 60 days of October 16, 2015 and (ii) shares of our Common Stock issuable upon the vesting of RSUs held by that person within 60 days of October 16, 2015 are deemed issued and outstanding. These shares, however, are not deemed issued and outstanding for purposes of computing percentage ownership of each other shareholder.

Our capital consists of our Common Stock and our preferred stock. The percent of class calculations are based on the 57,223,041 shares of our Common Stock outstanding and zero shares of our preferred stock outstanding as of October 16, 2015. None of the shares held by our directors or executive officers has been pledged as security.

Except as otherwise indicated in the footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

	As of October 16, 2015
Name of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Class
Artal Group S.A.(1)	29,443,300	51.45%
FMR LLC(2)	5,981,900	10.45%
Capital Research and Management Company(3)	3,532,000	6.17%
First Manhattan Co.(4)	2,949,457	5.15%
James R. Chambers(5)	65,858	*
Michael F. Colosi	—	—
Nicholas P. Hotchkin(5)	44,102	*
Jeanine Lemmens(5)	13,123	*
Lesya Lysyj	368	*
Raymond Debbane(6)(7)	23,031	*
Steven M. Altschuler(6)	10,588	*
Philippe J. Amouyal(6)	23,031	*
Cynthia Elkins(6)	6,973	*
Jonas M. Fajgenbaum(6)	23,031	*
Denis F. Kelly(6)	13,796	*
Sacha Lainovic(6)	23,031	*
Christopher J. Sobecki(6)	23,031	*
Oprah Winfrey	—	—
All current directors and executive officers as a group (14 persons)(8)	298,368	*

*	Amount represents less than 1% of outstanding Common Stock.

(1)

The information concerning Artal Group S.A. is based on (i) a Schedule 13D/A (Amendment No. 10) filed jointly with the SEC on August 15, 2014 by Westend S.A. (“Westend”), Stichting Administratiekantoor Westend (the “Stichting”), Mr. Pascal Minne, and Artal

International Management S.A. (“Artal International Management”), (ii) a Schedule 13G/A (Amendment No. 6) filed jointly with the SEC on February 13, 2015 by Artal Group S.A., Artal International S.C.A. and Artal Luxembourg S.A. and (iii) other information known to us. Mr. Minne is the sole member of the board of the Stichting. The Stichting is the parent of Westend. Westend is the parent of Artal Group S.A. Artal Group S.A. is the parent of Artal International Management and Artal International S.C.A. Artal International Management is the managing partner of Artal International S.C.A., which is the parent of Artal Luxembourg S.A. As of February 12, 2015, Artal Luxembourg S.A. was the beneficial owner of 29,443,300 of our shares. As a result of the foregoing, Artal International S.C.A., Artal International Management, Artal Group S.A., Westend, the Stichting and Mr. Minne may each be deemed to be the beneficial owner of all of our shares beneficially owned by Artal Luxembourg S.A. The address of Artal Luxembourg S.A. is 10-12 Avenue Pasteur, L- 2310 Luxembourg, Luxembourg. The address of Westend, Artal Group S.A., Artal International Management and Artal International S.C.A. is the same as Artal Luxembourg S.A. The address of the Stichting is De Boelelaan 7, 1083 HJ Amsterdam, The Netherlands. The address of Mr. Minne is Place Ste. Gudule, 19, 1000 Bruxelles, Belgium.

(2)	The information concerning FMR LLC is reported as of December 31, 2014 based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 13, 2015 by FMR LLC. FMR LLC has sole voting power over 225,800 shares and sole dispositive power over 5,981,900 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)	The information concerning Capital Research and Management Company is reported as of December 31, 2014 based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 13, 2015 by Capital Research Global Investors, a division of Capital Research and Management Company. Capital Research Global Investors has sole voting power and sole dispositive power over 3,532,000 shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

(4)	The information concerning First Manhattan Co. is reported as of December 31, 2014 based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 12, 2015 by First Manhattan Co. First Manhattan Co. has sole voting power and sole dispositive power over 213,417 shares, shared voting power over 2,220,030 shares and shared dispositive power over 2,736,040 shares. The address for First Manhattan Co. is 399 Park Avenue, New York, New York 10022.

(5)	The number of shares beneficially owned includes shares issuable in connection with RSUs that vest within 60 days after October 16, 2015, if any, and shares subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after October 16, 2015, and is as follows: Mr. Chambers, 12,695 shares; Mr. Hotchkin, 26,208 shares; and Ms. Lemmens, 11,601 shares.

(6)	The number of shares beneficially owned by the directors that are subject to transfer restrictions until that person is no longer serving on the Board of Directors, is as follows: Mr. Debbane, 23,031 shares; Dr. Altschuler, 10,588 shares; Mr. Amouyal, 23,031 shares; Ms. Elkins, 6,973 shares; Mr. Fajgenbaum, 23,031 shares; Mr. Kelly, 2,796 shares; Mr. Lainovic, 23,031 shares; and Mr. Sobecki, 23,031 shares.

(7)	Mr. Debbane is also the Chief Executive Officer and a director of Artal Group S.A. Artal Group S.A. is the parent of Artal International Management and Artal International S.C.A. Artal International Management is the managing partner of Artal International S.C.A. Artal International S.C.A. is the parent of Artal Luxembourg S.A. Mr. Debbane disclaims beneficial ownership of all shares owned by Artal Luxembourg S.A.

(8)	The number of shares beneficially owned includes an aggregate of 77,042 shares that are either issuable in connection with RSUs that vest within 60 days after October 16, 2015 or subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after October 16, 2015.

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Information Statement.

Respectfully submitted,

Compensation and Benefits Committee

Raymond Debbane, Chair

Steven M. Altschuler

Philippe J. Amouyal

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Messrs. Debbane and Amouyal and Dr. Altschuler served as a member of the Compensation Committee during fiscal 2014. There were no Compensation Committee interlocks or insider (employee) participation during fiscal 2014. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons” in our Definitive Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Shareholders, as filed with the SEC on April 21, 2015, for a description of the relationships that Messrs. Debbane and Amouyal have with the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion explains the Company’s executive compensation program with respect to fiscal 2014 as it relates to the following “named executive officers”:

James R. Chambers	President and Chief Executive Officer
Nicholas P. Hotchkin	Chief Financial Officer
Lesya Lysyj(1)	Former President, North America
Jeanine Lemmens	President, United Kingdom
Michael F. Colosi(2)	General Counsel and Secretary

(1)	Ms. Lysyj left the Company on March 31, 2015.
(2)	Mr. Colosi began serving as the Company’s General Counsel and Secretary on May 19, 2014.

This discussion has three sections with respect to fiscal 2014 executive compensation. In the first section, we discuss our approach to executive compensation, including our philosophy, objectives and general policies as they relate to the named executive officers. In the second section, we discuss specific practices as they relate to the five elements of our executive compensation program. In the third section, we provide analysis of decisions regarding compensation for the named executive officers with respect to fiscal 2014. We have also included a brief discussion of certain elements of the Company’s 2015 executive compensation program that differ from the 2014 program.

The Compensation Committee considered the voting results of the advisory, non-binding “say-on-pay” vote at our 2014 annual meeting of shareholders in connection with the discharge of its responsibilities. Our shareholders expressed their support of our named executive officer compensation with a substantial majority of the votes cast voting to approve the compensation of our named executive officers described in our 2014 proxy statement. Following the Compensation Committee’s review and consideration of this shareholder support, as well as the other factors discussed in more detail in “—Determination of Executive Compensation”, the Compensation Committee determined to make no changes to its approach to executive compensation except as discussed further in this “Compensation Discussion and Analysis”.

At our 2011 annual meeting of shareholders, a majority of our shareholders voted for “say-on-pay” proposals to occur every three years. In light of this voting result on the frequency of “say-on-pay” proposals, the Board of Directors decided that the Company will present “say-on-pay” proposals every three years until the next required vote on the frequency of shareholder votes to approve named executive officer compensation.

Accordingly, we currently expect to hold the next “say-on-pay” vote at the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”). We also currently expect the next shareholder vote on the frequency of shareholder votes to approve named executive officer compensation to occur at the 2017 Annual Meeting.

Executive Compensation Approach

Our Philosophy, Objectives and Principles

The Company’s executive compensation philosophy is to attract, motivate and retain exceptionally talented executives who are passionate about the Company’s mission to help consumers manage their weight in a healthy, sensible, efficacious and sustainable manner. In furtherance of this philosophy, our executive compensation program is designed to achieve the following key objectives:

•

Attract, Motivate and Retain Exceptional Talent. Ensure that executive compensation serves to attract, motivate and retain exceptionally talented executives critical to our near- and long-term success.

•

Pay for Performance. Align executive compensation with performance measures that ensure a strong connection between executive compensation and both (i) Company and individual performance on near- and long-term strategic and financial goals and (ii) creation of shareholder value.

The following principles guide us in developing executive compensation programs and setting total compensation levels for executives:

•	Compensation levels should be closely tied to the performance and success of the Company as well as the executive’s contribution to the Company’s performance and success.

•	Compensation programs should offer an opportunity for greater compensation for exceptional and superior performance, balanced by the risk of lower compensation when performance is less successful.

•	While incentivizing strong Company performance and success, compensation programs should not encourage excessive risk taking.

•

The mix and level of compensation for an executive should reflect the importance of the executive to the Company, competition for that executive’s talent, and relative levels of compensation for other executives at the Company.

Elements of Executive Compensation

In furtherance of our compensation philosophy and in order to achieve the key objectives listed above, for the Company’s executive compensation program in fiscal 2014, we used the following compensation elements:

•	Base salary;

•	Cash bonuses such as an annual, performance-based cash bonus;

•	Long-term equity or other incentive compensation such as stock options and RSUs;

•	Retirement and deferred compensation plans, and agreements defining when termination payments and other benefits are payable upon a change of control of the Company or otherwise; and

•	Benefits and perquisites.

These elements combine to promote the Company’s compensation philosophy and achieve the Company’s compensation objectives as described above. Base salary, retirement and deferred compensation plans, change of control and other termination payments and benefits, and perquisites and other benefits provide a basic level of compensation that helps attract, motivate and retain exceptionally talented executives. Increases in base salary and annual, performance-based cash bonuses reward achievement of annual goals important to the Company’s near- and long-term financial and strategic success and the executive’s adherence to, and demonstration of, the Company’s values. Equity-based incentive compensation aligns an executive’s compensation directly with the creation of shareholder value by rewarding performance and serves as a form of compensation to attract, motivate and to help retain the executive over time.

For senior executives, including the named executive officers, the Company believes that variable compensation such as equity-based and performance-based compensation should be a higher percentage of total compensation than for less senior executives. We feel that this type of compensation relates most directly to the achievement of business, strategic and financial objectives and goals and to building shareholder value, and the performance of senior executives has a strong and direct impact on achieving these objectives and goals.

In making decisions with respect to any element of an executive’s compensation, the Company considers the total current compensation that may be awarded to the executive, including base salary, annual, performance-based cash bonus and long-term equity incentive compensation. The Company’s goal is to award compensation that is reasonable in relation to the Company’s compensation philosophy and objectives when all elements of potential compensation are considered.

Competitive Considerations

The Company is a unique, global organization that operates and recruits across diverse markets and types of business lines and necessarily must make each compensation decision in the context of the particular situation, including the characteristics of the executive’s specific role, responsibilities, qualifications and experience. The Company takes into account general information about the competitive market for talent, but because of the uniqueness and mix of business in which the Company is engaged, the Company believes that strict benchmarking against a select group of companies does not provide a meaningful basis for establishing compensation. Therefore, the Company does not attempt to maintain a specific target percentile with respect to a specific list of peer or benchmark companies in determining compensation for senior executives, including named executive officers. However, the Company does periodically review information regarding compensation trends and levels from a variety of sources in order to obtain a general understanding of current compensation practices. These sources vary depending on the position as well as geography. These sources include broad public company indexes and resources and market data provided by outside executive recruiting and consulting firms. For example, in fiscal 2013, the Compensation Committee reviewed general market data related to performance-vesting option awards provided by Frederic W. Cook & Co., Inc. (“FW Cook”), an independent executive compensation consulting firm, in connection with the Compensation Committee’s engagement of FW Cook as further discussed below.

Policy Regarding Executive Common Stock Ownership

The Company has no formal policy regarding Common Stock ownership or retention by the Company’s senior executives, including the named executive officers. However, the Company encourages senior executives to retain ownership of a portion of the equity-based incentive compensation that they have been awarded. The Company encourages this equity retention so that our senior executives’ interests are more closely aligned with the interests of our shareholders.

Determination of Executive Compensation

Roles and Responsibilities

The Compensation Committee determines the compensation for each of the named executive officers. All three Compensation Committee members are non-management directors of the Company. From time to time during the fiscal year, the Compensation Committee reviews the base salary, bonus, equity-based incentive compensation and other material benefits, direct and indirect, of the named executive officers.

The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation. At the Compensation Committee’s request, the Chief Executive Officer reviews the performance of the other named executive officers. No other senior executive, except the Company’s principal human resources executive, has any regular input into executive compensation decisions. The Compensation Committee gives consideration, when determining appropriate executive compensation, to the named executive officer’s impact on the Company’s results, scope of responsibility, past accomplishments and prior experience, data on prevailing compensation levels and other similar factors. The Compensation Committee also gives considerable weight to the Chief Executive Officer’s evaluation of the other named executive officers because of his direct knowledge of each executive’s performance, responsibilities and contributions. For each named executive officer, the Compensation Committee determines each component of compensation based on its assessment of the executive’s achievement of his or her individual performance goals and objectives as well as the Company’s overall achievement of its goals and objectives.

From time to time, the Compensation Committee has engaged outside executive recruiting and consulting firms to review aspects of the executive compensation program for the Company’s executives. The Compensation Committee periodically seeks input from these outside consulting firms on a range of external market factors, including evolving compensation trends and market survey data. These outside consulting firms may also provide general observations on the Company’s compensation programs, but do not determine the amount or form of compensation for any executive. The Compensation Committee considers these inputs, observations and information as one factor in making decisions with respect to compensation matters along with information and analyses it receives from management and its own judgment and experience. The Compensation Committee has the ultimate authority to engage compensation consultants.

The Compensation Committee engaged FW Cook in fiscal 2013 to provide information on the design and financial implications of performance-vesting option awards for employees, including the named executive officers. FW Cook also advised the Compensation Committee with respect to the number of shares subject to the 2014 Plan. This engagement commenced during the second half of fiscal 2013 and continued through the third quarter of fiscal 2014.

Base Salary

The objective of base salary is to provide fixed compensation to an executive that reflects his or her job responsibilities and performance. Base salary is determined for the named executive officers by the Compensation Committee based on its subjective evaluation of a variety of factors, including the executive’s position, level and scope of responsibility, prior experience and past accomplishments. In addition, the Compensation Committee reviews data on prevailing compensation levels to obtain a general understanding of current base salary practices.

Base salary levels are reviewed and approved by the Compensation Committee annually, typically in the first fiscal quarter, as part of the Company’s performance review process as well as upon a promotion or other change in job responsibilities. Base salary levels are based on the Compensation Committee’s evaluation of the individual’s strengths, development and expected future contributions with respect to the goals and objectives relevant to the individual’s compensation, as well as the Company’s overall financial performance and other general economic factors in the marketplace such as inflation. In addition, the Compensation Committee compares the base salaries of the named executive officers to ensure internal equity.

Cash Bonuses

Annual, Performance-Based Cash Bonus

The Company’s executive compensation program provides for a variable cash bonus that is linked to annual performance. The objective of this compensation element is to compensate executives annually based on the achievement of specific individual and Company annual performance objectives.

Each named executive officer’s annual cash bonus is determined as a percentage of the executive’s base salary. As with base salary, the Compensation Committee determines each named executive officer’s annual target bonus percentage based on its subjective evaluation of a variety of factors, including the executive’s position, level and scope of responsibility, and review of data on prevailing compensation practices and levels. From time to time, the Compensation Committee reviews executives’ annual target bonus percentages and may make adjustments based on the Compensation Committee’s evaluation of an executive’s strengths, development and expected future contributions, changes in the executive’s responsibilities and internal pay equity, as well as its review of data on prevailing compensation practices and levels.

Each year, the target bonus percentage for each named executive officer may be over- or under-achieved based on a combination of the achievement of the Company’s financial performance goals in the fiscal year and the named executive officer’s performance during the fiscal year against his or her individual performance goals, except in the case of the Company’s Chief Executive Officer and Chief Financial Officer, whose annual, performance-based cash bonuses are based solely on the achievement of the Company’s financial performance goals in the fiscal year.

In fiscal 2014, for each of Mr. Chambers and Mr. Hotchkin, the Company’s overall financial performance for the fiscal year determined 100% of his annual, performance-based cash bonus. In fiscal 2014, for Ms. Lysyj, a combination of the Company’s overall financial performance (33%) and the financial performance of the North America business (67%) for the fiscal year determined 75% of her annual, performance-based cash bonus and her individual performance determined the remaining 25%. In fiscal 2014, for Ms. Lemmens, a combination of the Company’s overall financial performance (33%) and the financial performance of the United Kingdom business (67%) for the fiscal year determined 75% of her annual, performance-based cash bonus and her individual performance determined the remaining 25%. In fiscal 2014, for Mr. Colosi, the Company’s overall financial performance for the fiscal year determined 75% of his annual, performance-based cash bonus and his individual performance determined the remaining 25%.

Deductibility of Annual, Performance-Based Cash Bonus under Section 162(m)

The Compensation Committee believes it is in the best interests of the Company and its shareholders for the Company to provide an annual, performance-based cash bonus to executive officers that can be deducted by the Company for federal income tax purposes. Therefore, with respect to fiscal 2014, the Compensation Committee approved an annual, performance-based cash bonus structure which provides certain of the Company’s senior executive officers selected by the Compensation Committee the opportunity to receive an annual, performance-based cash bonus with respect to fiscal 2014 that is intended to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m). All of our named executive officers, other than Mr. Colosi who commenced employment with us in May 2014, were selected by the Compensation Committee to participate in this annual, performance-based cash bonus structure. While Mr. Hotchkin was selected to participate, given his position as Chief Financial Officer, his annual, performance-based cash bonus is not subject to the deduction limitations under Section 162(m).

Annual, performance-based cash bonuses that are intended to qualify as “performance-based compensation” under Section 162(m) are funded upon the Company achieving a minimum of $100.0 million of operating income, as reported in the Company’s audited financial statements, for fiscal 2014. The Compensation Committee selected this financial measure because it is an important indicator of the Company’s financial performance during the fiscal year and shareholder value. Upon achievement of this financial measure, the maximum award payable to a participating senior executive is 200% of his or her target bonus percentage. However, this maximum award amount is not an expectation of the actual annual, performance-based cash bonus that will be paid. Rather, these amounts represent the maximum amount of bonus awards that the Compensation Committee may approve as “qualified performance-based compensation” for tax purposes pursuant to Section 162(m). Once the operating income financial measure is determined to be met by the Compensation Committee following the close of the fiscal year, the Compensation Committee exercises its “negative discretion” as permitted under Section 162(m) to determine the actual annual, performance-based cash bonus for each participating senior executive officer using the guidelines and performance criteria for annual, performance-based cash bonuses generally applicable to all executives as described below. If the operating income financial measure threshold had not been met for fiscal 2014, no participating senior executive officer would have received an annual, performance-based cash bonus.

General Guidelines and Performance Criteria for Annual, Performance-Based Cash Bonuses

In general, for each fiscal year, each executive, including named executive officers and other senior executive officers for whom the Compensation Committee exercises “negative discretion” as permitted by Section 162(m) as described above, receives an annual, performance-based cash bonus payment between 0% and 200% of his or her target bonus percentage. In fiscal 2014, the Compensation Committee approved certain modifications to the bonus plan such that each executive over which the Compensation Committee exercised “negative discretion” as permitted by Section 162(m) had the opportunity to receive an annual, performance-based cash bonus payment between 0% and 162.5% (in the case of Mr. Chambers and Mr. Hotchkin, between 0% and 150%) of his or her target bonus percentage. The Compensation Committee determined that this reduction of the caps on bonus payments was appropriate to recalibrate the bonus plan based on its review in August 2014 of the Company’s financial performance to date and expected performance for the remainder of the year. An executive’s annual, performance-based cash bonus payment is determined and computed based on the financial performance goal rating applicable to the executive and resulting financial percentage payout amount for the fiscal year and, except for the Chief Executive Officer and the Chief Financial Officer, the executive’s individual performance rating and resulting individual percentage payout amount for the fiscal year.

The methodology and approach used by the Compensation Committee to determine these ratings and related percentage payout amounts are as follows:

Determination of Financial Performance Goal Rating and Financial Performance Percentage Payout

The Compensation Committee generally establishes the financial performance goals each year based on the Company’s target operating income objectives in the Company’s internal annual operating plan. The Compensation Committee has selected these performance goals because they are important indicators of the Company’s financial performance during the fiscal year and shareholder value. Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company against the Company’s applicable financial performance goals by comparing the actual fiscal year results to the pre-determined target operating income objectives. The Compensation Committee has reserved the ability to adjust the actual fiscal year results to exclude the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles. The Compensation Committee believes that the evaluation of the Company’s financial performance goals are best achieved if the actual fiscal year results are adjusted to exclude these items while the target operating income objectives remain fixed.

In fiscal 2014, a financial performance goal rating, and the corresponding financial performance percentage payout, between 0% and 150% for the portion of each named executive officer’s annual cash bonus determined by the Company’s achievement of its financial performance goals was determined based on the following scale:

Range of Financial Performance Goal Ratings/Percentage Payouts

Percentage of Target Operating Income Achieved during Fiscal Year	Financial Performance Goal Rating/Percentage Payout
75% or less	0%
90%	50%
100%	100%
107.4%	124.9%
107.5%-114.9%	125%
115% and greater	150%

The financial performance goal rating for a percentage of the operating income achieved for the fiscal year that falls between target percentages of operating income set forth above is calculated on a proportional, sliding scale between the target percentages. For example, if the Company achieves 95% of its target operating income for the fiscal year, the financial performance goal rating and corresponding financial performance percentage payout for the named executive officer would be 75%. In fiscal 2014, following its review in August 2014 of the Company’s financial performance to date and expected performance for the remainder of the year, in addition to the reduction of the caps on bonus payments discussed above, the Compensation Committee modified the scale of financial performance goal ratings and the corresponding financial performance percentage payouts to reduce the ratings and payouts associated with achieving greater than 100% of the target operating income for the fiscal year.

The Compensation Committee establishes the financial performance goals so that the minimum performance level is reasonably likely to be achieved, while the target financial performance goals are more challenging. In recent fiscal years, the Company has met, exceeded and not achieved the target financial performance goals.

Determination of Individual Performance Rating and Individual Performance Percentage Payout

All executives, including named executive officers other than the Chief Executive Officer and Chief Financial Officer, have individual performance goals for each fiscal year. Typically, individual performance goals are set by the executive’s manager during each fiscal year and vary depending on the Company’s business and strategic plan and objectives and each executive’s individual responsibilities. The executive’s manager determines after the end of each fiscal year the executive’s individual performance rating for the past year based on the executive’s performance against his or her individual performance goals. The executive’s manager also determines the individual performance percentage payout for the executive based on his or her individual performance rating.

An executive can receive an individual performance percentage payout of between 0% and 200% for the portion of his or her annual cash bonus determined by the executive’s individual performance. However, performance may be over- or under-achieved by the executive. Achieving the target individual performance goal for all individual performance objectives would yield an individual performance percentage payout of between 80% and 110% as determined in the discretion of the executive’s manager. If an executive fails to achieve at least a threshold level of individual performance and be awarded by his or her manager an individual performance percentage payout of at least 25%, he or she is not eligible for any annual, performance-based cash bonus regardless of whether the Company achieves the threshold financial performance goals for the year. Typically, the Chief Executive Officer initially determines the individual performance percentage payouts for the other named executive officers. These individual performance percentage payout determinations are then reviewed by the Compensation Committee when it approves the named executive officers’ annual, performance-based cash bonuses.

Payout of Annual, Performance-Based Cash Bonus

After the close of a fiscal year, the Compensation Committee determines and approves the amount of the annual, performance-based cash bonus to be paid to each named executive officer. The payout typically occurs in March of the fiscal year following the fiscal year to which the annual, performance-based cash bonus relates. There is no provision for the adjustment or recovery of a cash bonus paid to a named executive officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller or larger bonus. However, the annual, performance-based cash bonus is not paid until after the completion of the annual audit of the Company’s financial statements by the Company’s independent registered public accounting firm for the applicable fiscal year.

Other Cash Bonuses

From time to time, in order to attract or retain executive talent, the Compensation Committee may award other cash bonuses to executives.

Long-Term Equity Incentive Compensation

The Compensation Committee may periodically award executives, including the named executive officers, stock options, RSUs and/or other equity-based awards. The principal objective of the Company’s long-term equity incentive compensation program is to align compensation for executives over a multi-year period directly with the interests of shareholders of the Company. The Company believes that granting equity-based awards provides executives with a strong financial incentive to maximize shareholder returns over the longer term. The Company also believes that the practice of granting equity-based awards is important in retaining, motivating and recruiting the key talent necessary to ensure the Company’s continued success.

Mix of Equity Incentive Compensation

The Company’s long-term equity incentive compensation has historically taken the form of a mix of non-qualified stock option and RSU awards. These two vehicles reward shareholder value creation in slightly different ways. Stock options (which historically have generally had exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days on the NYSE) reward executives only if the stock price increases in comparison to the exercise price. Thus, stock options directly reward creation of shareholder value after the grant date. RSUs (which vary in value depending on the stock price of our Common Stock prior to vesting) are impacted by all stock price changes, so the value to executives is affected by both increases and decreases in stock price from the market price at the date of grant. Although an RSU’s value may increase or decrease with changes in the stock price during the period before vesting, it will have value in the long-term, encouraging retention, as well as rewarding shareholder value creation.

In fiscal 2012, fiscal 2013 and fiscal 2014, long-term equity incentive compensation of named executive officers took the form of a combination of non-qualified stock option and RSU awards. In fiscal 2014, the Compensation Committee determined that executives’ fiscal 2014 annual, long-term equity incentive compensation awards would consist solely of RSUs, as compared to the historic practice of awarding a mix of Time-Vesting Options (defined below) and RSUs. While the Compensation Committee has historically believed that a mixture of stock options and RSUs is the most appropriate form of long-term equity incentive compensation to award our executives, it believed that the annual award of solely RSUs was the most appropriate form of long-term equity incentive compensation to award our executives in fiscal 2014 because although an RSU’s value may increase or decrease with changes in the stock price during the period before vesting, it will have value in the long-term, encouraging retention, as well as rewarding shareholder value creation. The Compensation Committee may in the future adjust this mix of award types or approve different award types as part of the further development of its long-term equity incentive compensation program.

Stock Option Awards Generally

The vesting of stock options is generally solely time-based (“Time-Vesting Options”) and differs depending on whether the award is an annual award, a hiring award or a special award, as described below. In fiscal 2013 and fiscal 2014, the Compensation Committee made special performance-based stock option awards to certain executives, including the named executive officers, having both time- and performance-vesting criteria (“T&P Options”). See “—Types of Awards—Special Awards” for additional details on these awards. Generally, option vesting rights cease upon a holder’s termination of employment, death or disability, and exercise rights cease one year after the holder’s termination for death or permanent disability, 90 days after a holder’s termination for reasons other than for “cause,” death or permanent disability, or retirement, and immediately upon a termination for “cause.” Upon a termination for “cause” or a transfer in violation of the underlying terms and conditions of the award, all options, whether vested or unvested, generally terminate. In addition, Time-Vesting Options generally vest and become exercisable immediately prior to a change of control, and generally terminate within ten years from date of grant depending on the type of award. With respect to the T&P Options, generally, upon a change in control, the time-vesting criteria will be deemed fully satisfied and any previously unsatisfied stock price hurdles will be deemed satisfied to the extent the per share consideration received by a holder of Common Stock in connection with such change in control, if any, or otherwise the closing price of the Common Stock on the NYSE (or other national securities exchange) on the last trading day immediately prior to the date of such change in control, equals or exceeds any such stock price hurdles. The change in control treatment described in the preceding sentence applies in lieu of any other rights to equity award acceleration in connection with a change in control pursuant to the terms of any executives’ continuity agreements with the Company. The T&P Options also generally terminate within five years of the date of grant. Prior to the exercise of a stock option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

RSU Awards Generally

The vesting of RSUs is generally time-based and differs depending on whether the award is an annual award, a hiring award or a special award, as described below. Generally, upon a holder’s termination of employment or transfer in violation of the underlying terms and conditions of the award, all vesting in the holder’s RSUs shall cease and the unvested portion of the RSUs shall be cancelled without payment. However, RSUs generally immediately vest on the first to occur of (1) the vesting date, (2) a change of control, (3) death of the holder and (4) the date the holder’s employment with the Company is terminated due to permanent disability. In addition, prior to the vesting of an RSU, the holder has no rights as a shareholder with respect to the shares subject to such RSU, including voting rights, except that the holder has the right to receive accrued cash dividend equivalents upon the date the RSU vests.

Types of Awards

Annual Awards. Annual awards may consist of Time-Vesting Options, RSUs or a combination of both. Stock options granted with respect to annual awards generally have exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days on the NYSE as well as three-year cliff vesting, and are not subject to Company performance targets. RSUs granted with respect to annual awards generally have three-year cliff vesting and are not subject to Company performance targets. Annual awards constituting stock options generally terminate on the tenth anniversary of their grant date. The Company’s historic practice was to grant annual awards in March of each year. In fiscal 2012, the Compensation

Committee determined to grant annual awards in two equal installments: the first on May 15th of each year and the second on November 15th of each year; provided, however, in the event such date falls on a weekend, the applicable grant is made on the trading day of the NYSE immediately preceding that date. See “—Equity Grant Procedures” for additional details on annual awards.

Hiring Awards. Hiring awards may consist of Time-Vesting Options, RSUs or a combination of both. Historically, hiring awards for newly-hired named executive officers were granted promptly following their hire with their first day of employment coinciding with the grant date of the award. Stock options granted with respect to hiring awards generally have exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days on the NYSE. These stock options and RSUs granted on the first day of employment vest proportionately and become exercisable in annual increments over a three- to five-year period. In addition, from time to time, hiring awards for newly-hired named executive officers are structured such that the stock options and/or RSUs awarded are granted in two equal installments with grant dates that align with the grant dates of the annual awards made in the fiscal year of hire. In such cases, when a newly-hired named executive officer commences employment after May 15th, the grant date of the first installment has typically been the first day of employment or the 15th day of the calendar month following the first day of employment. These stock options and RSUs that are aligned with annual awards generally vest proportionately and become exercisable in annual increments over a three- to five-year period and/or have three-year cliff vesting. The Compensation Committee may establish separate vesting and exercisability for each installment. Hiring awards constituting stock options generally terminate on the tenth anniversary of their grant date.

Special Awards. From time to time, special awards of stock options, RSUs or a combination of both may be made to certain named executive officers in connection with a promotion or other special circumstance. With respect to stock options and RSUs granted, vesting and exercisability are established at the time the Compensation Committee grants special awards. Historically, these special awards generally have time-based vesting criteria in the form of annual increments over five years and terminate on the tenth anniversary of their grant date.

In the second half of fiscal 2013, the Compensation Committee reviewed the benefits and market trends related to performance-based long-term equity awards. The Compensation Committee considered the current transformational strategy of the Company and the role that certain executives would play in executing that strategy, information on general market long-term equity incentive compensation trends and design alternatives provided by FW Cook, current market trends in our Common Stock, as well as the Compensation Committee’s members’ experience with equity compensation programs at other companies. See “—Determination of Executive Compensation—Risks and Responsibilities” for additional details on our engagement of FW Cook. Following this review, the Compensation Committee determined to grant special T&P Option awards to certain executives, including the named executive officers. The exercise price of these T&P Options is the higher of the average of the closing price of our Common Stock on the grant date and the four previous trading days on the NYSE and the grant date close price. The time-vesting criteria of these T&P Options fully vest on the third anniversary of the grant date. With respect to the performance-vesting criteria, these T&P Options fully vest in 20% increments upon the first date that the average closing price of our Common Stock on the NYSE (or other national securities exchange) for the 20 consecutive preceding trading days is equal to or greater than the following stock price hurdles: (i) 150% of the exercise price, (ii) 175% of the exercise price, (iii) 200% of the exercise price, (iv) 225% of the exercise price, and (v) 250% of the exercise price. These T&P Options expire on the fifth anniversary of their grant date.

Equity Grant Procedures

The Compensation Committee administers our stock plans. In fiscal 2012, the Compensation Committee determined that the Company’s equity grant procedures should be revised to no longer base awards on a particular amount of shares but to base awards on an aggregate dollar amount based on a percentage of an executive’s base salary which would then be converted into a number of stock options and/or RSUs as described below. For awards that include both stock options and RSUs, the aggregate dollar amount is divided between stock options and RSUs based on percentage amounts approved by the Compensation Committee, with the dollar value for stock options being a higher percentage of the aggregate dollar amount in the case of senior executives given their performance has a more direct impact on the Company achieving its objectives and goals.

Additionally, the Compensation Committee determined that to reduce the exposure of annual awards to market volatility, among other things, annual awards would no longer be granted in one installment but, starting with annual awards made in fiscal 2012, would be granted in two equal installments. The first installment of an annual award is granted on May 15th of each year (except in the case of a new employee who is granted the right to participate in the annual award program in his or her year of hire and whose employment start date is after May 15th, in which case the first installment is granted on the 15th day of the calendar month following such start date) and the second installment of an annual award is granted on November 15th of each year; provided, however, in the event such grant date falls on a weekend, the applicable grant is made on the trading day of the NYSE immediately preceding that date. To provide for these two grant dates for annual awards, and any hiring award or special award that contemplates two or more grant dates, the aggregate dollar amounts allocated to either stock options or RSUs, as applicable, is divided evenly by the applicable number of grant dates and the resulting dollar amounts are then converted into stock options and/or RSUs per grant date as described below.

The number of Time-Vesting Options granted is determined based on the Black-Scholes value of an option with respect to our Common Stock one week before the applicable grant date. The number of T&P Options granted is determined based on the Monte Carlo simulation value of an option with respect to our Common Stock one week before the applicable grant date. The number of RSUs granted is determined based on the closing price of our Common Stock one week before the applicable grant date.

Our stock options have historically been generally granted at an exercise price determined as follows: (i) with respect to Time-Vesting Options, by calculating the average of the closing price of our Common Stock on the grant date and the four previous trading days on the NYSE, and (ii) with respect to T&P Options, by calculating the higher of the average of the closing price of our Common Stock on the grant date and the four previous trading days on the NYSE and the grant date close price. In certain circumstances, this may result in an exercise price in excess of or less than the closing price of our Common Stock on the grant date. All awards to named executive officers require the approval of the Compensation Committee or the Board of Directors.

Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements

The objectives of the Company’s retirement and deferred compensation plans and other retirement arrangements are to help provide financial security into retirement, reward and motivate tenure and retain talent in a competitive market. In addition, the objective of the Company’s termination payments to senior executives is to help attract talent in a competitive market and, in the event of payments upon a change of control, is to motivate certain executives to remain with the Company despite the uncertainty that may arise in the context of change of control situations.

Savings Plans

We sponsor a savings plan for salaried and certain hourly U.S. employees, including our U.S. named executive officers. The savings plan is a tax-qualified 401(k) retirement savings plan pursuant to which participants are able to contribute, on a pre-tax basis, up to the lesser of 50% of their eligible earnings and the limit prescribed by the Internal Revenue Service. The Company will match dollar-for-dollar 100% of the participant’s tax deferred contributions up to 3% of the participant’s eligible earnings. All participant contributions to the savings plan are fully vested upon contribution. All matching contributions by the Company become vested on the date on which the participant’s aggregate service to the Company totals three years. Matching contributions also fully vest immediately upon the participant reaching the age of 65, becoming permanently disabled or dying, or being terminated by the Company without “cause”.

We also provide a Group Personal Pension Scheme for eligible, salaried U.K. employees, including Ms. Lemmens. Contributions to this scheme by participating employees are made on a pre-tax basis. Her Majesty’s Revenue & Customs has an annual tax free allowance for the total contribution that the employee, employer and any third party can make during a given period (currently the tax year 2014/15 limit is £40,000). Generally, the Company contributes between 5% and 9% (in the case of Ms. Lemmens, 9%) of an employee’s annual base salary to the Group Personal Pension Scheme, provided that the employee contributes a minimum of 2% of his or her annual base salary into the scheme. All Company and employee contributions to the scheme are fully-vested upon contribution.

Executive Profit Sharing Plan

We have also established a non-qualified executive profit sharing plan for U.S. management personnel, including the U.S. named executive officers. The executive profit sharing plan provides for a guaranteed monthly Company contribution for each participant based on the participant’s age and the participant’s eligible earnings. In addition, the executive profit sharing plan provides for supplemental Company contributions to be made at the discretion of the Company under certain circumstances. The Company will also credit each participant’s executive profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in The Wall Street Journal, compounded as of the end of each fiscal month, subject to a cap of 15%.

The following table sets forth the guaranteed monthly contribution amounts based on selected ages of a participant:

Age of Participant	Guaranteed Monthly Contribution of Participant’s Eligible Earnings
35-39	2.50%
40-44	3.50%
45-49	4.50%
50-54	5.50%
55-59	6.00%
60 and Over	6.50%

Historically, the Company has generally approved supplemental contributions ranging from 50% to 100% of the aggregate guaranteed contribution amount for the applicable fiscal year. For fiscal 2014, the Company did not approve a supplemental contribution.

Contributions to a participant’s executive profit sharing account are fully vested upon the date on which the participant’s aggregate service to the Company totals three years. Contributions also generally fully vest immediately upon the participant reaching the age of 65, becoming permanently disabled or dying, or being terminated by the Company without “cause”. Generally, the vested contributions to a participant’s executive profit sharing account are paid to the participant, or his or her beneficiary or legal representative, as the case may be, following the participant’s termination of employment with the Company other than termination by the Company for “cause” in which case all benefits are forfeited by the participant. The timing of any such distribution following termination is subject to the terms of the executive profit sharing plan. The executive profit sharing plan also provides for certain early payments from a participant’s executive profit sharing account in limited hardship situations subject to the terms of the plan.

Termination Payments upon a Change of Control

The Company has determined that it is in the best interests of its shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties, without personal distraction or conflict of interest in circumstances that could arise in connection with any change of control of the Company. Therefore, the Company has entered into continuity agreements with our U.S. named executive officers and other U.S. senior executives.

Each agreement generally has an initial term of two to three years from the date of execution and continues to renew annually thereafter unless the Company provides 180-day advance written notice to the executive that the term of the agreement will not renew. However, upon the occurrence of a “change in control” (as defined in the agreement) of the Company, the term of the agreement may not terminate until the second anniversary of the date of the change in control.

The continuity agreements for Mr. Chambers, Mr. Hotchkin and Mr. Colosi provide that, among other benefits discussed more fully below in the section entitled “Potential Payments upon Termination, Retirement or Change of Control—Payments Made Upon a Change of Control—Continuity Agreements”, if (a) during the two-year period following a change in control of the Company, such named executive officer’s employment is terminated (other than termination by the Company for “cause” or by reason of death, disability or retirement), (b) during the three-month period prior to, but in connection with, or during the two-year period following, a change in control of the Company, such named executive officer voluntarily terminates his employment for “good reason”, or (c) an agreement is signed which would result in a change in control of the Company and during the period between the effective date of the agreement and a change in control of the Company, such named executive officer’s employment is terminated in connection with the change in control (other than termination by the Company for “cause” or by reason of death, disability or retirement), then he is entitled to receive, among certain other payments and benefits, a lump sum cash payment equal to three times the sum of (x) the named executive officer’s annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to when the notice of termination is given), and (y) the named executive officer’s target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the named executive officer in respect of the three full fiscal years prior to the year in which the notice of termination is given).

The continuity agreement for Ms. Lysyj and certain other senior executives who are not named executive officers have similar terms and conditions as described above but entitle the executive to receive, among certain other payments and benefits, a lump sum cash payment equal to two times the sum of (x) the executive’s annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to when the notice of termination is given), and (y) the executive’s target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the executive in respect of the three full fiscal years prior to the year in which the notice of termination is given).

Other Retirement, Separation, Retention or Severance Arrangements

The Company has no formal policy regarding retirement arrangements. From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature and circumstances of the individual retiring, has approved retirement arrangements for certain named executive officers and other senior executives. Additionally, with respect to those executives, including the applicable named executive officers, with whom the Company has entered into a continuity agreement as described above, the Company has agreed to pay such executives upon their retirements amounts unvested in the Company’s qualified defined contribution plan and a pro rata portion of their annual, performance-based cash bonuses as set forth therein.

The Company also has no formal policy regarding separation arrangements. From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature and circumstances of the individual’s separation from the Company, has approved separation arrangements for certain named executive officers. The Company also has no formal policy regarding retention arrangements. From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the role and skill set of the individual as well as the transition needs of the Company, has approved retention arrangements for certain named executive officers and other senior executives.

Additionally, the Company has no formal policy regarding severance arrangements. From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature and circumstances of the individual being hired, has approved separate severance arrangements for certain named executive officers and other senior executives. For example, in connection with Mr. Chambers being appointed President and Chief Executive Officer, the Company and Mr. Chambers entered into a letter agreement on July 30, 2013 amending his offer letter dated December 6, 2012 to provide for the following severance benefits upon his termination by the Company for any reason other than those set forth in his continuity agreement or for “cause”: (x) a lump sum cash payment equal to 12 months of base salary plus his target annual bonus for the year in which such termination occurred and (y) 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. In addition, to the extent that any restrictive covenants Mr. Chambers may be subject to expire by their terms prior to the 12-month anniversary of any such termination, he agrees that such covenants shall be extended through such date. In accordance with Mr. Hotchkin’s offer letter dated July 2, 2012, upon termination by the Company for any reason other than those set forth in his continuity agreement or for “cause”, Mr. Hotchkin will receive a lump sum cash payment equal to six months of salary and six months of continued health coverage under the Company-sponsored health plans on the same basis available to him immediately prior to termination. In accordance with Ms. Lemmens’ employment agreement dated June 5, 2013, upon termination by the Company for any reason other than for gross misconduct, Ms. Lemmens will receive either six months notice or a payment equal to the aggregate amount of six months of salary, car allowance, pension and private healthcare (less any required deductions for tax and national income contributions) multiplied by the number of days not worked of her notice entitlement. In addition, in accordance with the terms of Ms. Lemmens’ offer letter dated July 4, 2013, Ms. Lemmens will also be reimbursed for repatriation expenses provided her employment is not voluntarily terminated. In accordance with Mr. Colosi’s offer letter dated March 3, 2014, upon termination by the Company for any reason other than those set forth in his continuity agreement or for “cause”, Mr. Colosi will receive a lump sum cash payment equal to 12 months of salary and 12 months of continued health coverage under the Company-sponsored health plans on the same basis available to him immediately prior to termination, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates.

In connection with Ms. Lysyj’s departure from the Company effective March 31, 2015, and pursuant to her offer letter dated September 30, 2013, Ms. Lysyj will receive a lump sum cash payment equal to 12 months of salary and 12 months of continued health coverage under the Company-sponsored health plans on the same basis available to her immediately prior to her departure. See “Potential Payments upon Termination, Retirement or Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for additional details.

Benefits and Perquisites

The Company provides benefits to its salaried employees including health care coverage, life and disability insurance protection, reimbursement for educational expenses, a wellness-related allowance and access to favorably-priced group insurance coverage. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, death or disability, to encourage ongoing education in job-related areas, and to allow employees to take advantage of reduced insurance rates available for group policies. In addition to the benefits provided to salaried employees generally, the Company provides named executive officers with certain perquisites that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites include cost of living, housing, car and/or transportation allowances and reimbursement of costs associated with relocation, dependents’ education, temporary living arrangements, home leave travel and mobile devices (which are permitted to be used for personal matters) as well as tax gross-up payments with respect to such allowances and reimbursements. The Compensation Committee periodically reviews the levels of benefits and perquisites provided to named executive officers.

Tax and Accounting Implications

Excess Parachute Payment Excise Taxes

Under the terms of a continuity agreement (i) if it is determined that certain payments and benefits provided under the agreement and under any other plan or arrangement with the Company and its affiliates in the aggregate (the “parachute payment”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, or to any similar tax, and the aggregate value of the parachute payment exceeds a certain threshold amount calculated under the Internal Revenue Code by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment.

Internal Revenue Code Section 409A

If, under the continuity agreements or our stock plans, any payments or benefits that the Company would be required to provide under the continuity agreements or any of our stock plans cannot be provided in the manner contemplated in the continuity agreements or under the applicable plan without subjecting the executive to income tax under Section 409A of the Internal Revenue Code, the Company shall provide such intended payments or benefits to the executive in an alternative manner that conveys an equivalent economic benefit to the executive without materially increasing the aggregate cost to the Company.

The Section 162(m) of the Internal Revenue Code $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1.0 million paid in any fiscal year to the company’s chief executive officer or to any of up to three other executive officers (excluding the company’s principal financial officer) whose compensation must be included in the proxy statement of the company because they are the most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Our shareholder approved incentive plans are structured to provide that certain awards may be made in a manner to qualify for this exemption. The Compensation Committee seeks to structure performance-based compensation for our named executive officers in a manner that complies with Section 162(m) of the Internal Revenue Code in order to provide for the deductibility of such compensation. However, the Compensation Committee may authorize compensation in excess of $1.0 million that is not performance-based under Section 162(m) of the Internal Revenue Code if it believes doing so is in the best interests of the Company and its shareholders.

Accounting Considerations

The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with FASB ASC Topic 718. The Compensation Committee believes, however, that the many advantages of equity-based compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

2014 Executive Compensation Determinations

The following is a discussion of the specific factors considered in determining base salary, cash bonuses and long-term equity incentive compensation for the named executive officers for fiscal 2014. There were no material changes in fiscal 2014 for the named executive officers in the policies governing retirement and deferred compensation plans, termination payments upon a change of control of the Company, perquisites or other benefits.

Base Salary

The following table identifies actions taken during fiscal 2014 with respect to the base salaries of the named executive officers:

Named Executive Officer	Action
James R. Chambers	Increase in base salary from $1,000,000 to $1,025,000 effective April 1, 2014

Nicholas P. Hotchkin	Increase in base salary from $475,000 to $527,250 effective April 1, 2014

Lesya Lysyj	Increase in base salary from $525,000 to $526,313 effective April 1, 2014(1)

Jeanine Lemmens	Increase in base salary from $315,777 (£206,000) to $325,251 (£212,180) effective April 1, 2014(2)

Michael F. Colosi	Employment commenced on May 19, 2014 with a base salary of $425,000

(1)	Ms. Lysyj’s base salary increase reflects a pro-rated increase based on her November 25, 2013 employment start date.

(2)	Amounts shown in pounds sterling were converted to U.S. dollars using the applicable exchange rate on January 2, 2015 (i.e., $1.5329).

The Compensation Committee decided to increase the base salary of the named executive officers, other than Mr. Colosi, effective April 1, 2014. In determining each such named executive officer’s increased base salary, the Compensation Committee reviewed his or her past performance of his or her job responsibilities and contributions made to the Company, competitive conditions and the relationship of his or her compensation to the compensation of other senior executives at the Company and determined that the increase in base salary was appropriate to reward performance, ensure retention and motivate performance against the Company’s strategic initiatives.

Mr. Colosi’s employment with the Company commenced on May 19, 2014. In determining Mr. Colosi’s base salary, the Compensation Committee reviewed the job responsibilities of his position, expected future contributions, his compensation at his prior employer, competitive conditions for a candidate with his experience and skills, and the relationship of his compensation to the compensation of other senior executives at the Company and determined that the base salary was appropriate to attract him to the position of General Counsel and Secretary given his experience and skills and the competitive environment, to ensure retention and to motivate his future performance.

Cash Bonuses and Payments

Annual, Performance-Based Cash Bonus

Annual Target Bonus Percentages

The following table identifies actions taken during fiscal 2014 with respect to the annual target bonus percentages of the named executive officers, as applicable:

Named Executive Officer	Action
Michael F. Colosi	Employment commenced on May 19, 2014 with an annual target bonus percentage of 60%

Annual, Performance-Based Cash Bonus Plan

For fiscal 2014, the Company had to achieve at least $100.0 million of operating income for the named executive officers, other than Mr. Colosi, to be eligible to receive an annual, performance-based cash bonus. The Company reported operating income of $273.3 million. The Compensation Committee then exercised its “negative discretion” to determine the actual annual, performance-based cash bonus for each such named executive officer using the guidelines and performance criteria generally applicable to executives of the Company. The Compensation Committee also used such guidelines and performance criteria to determine the annual, performance-based cash bonus for Mr. Colosi.

The Company’s global financial performance goal for fiscal 2014 for annual, performance-based cash bonuses paid to executives generally was equal to the Company’s target operating income of $255.0 million. The operating income of the Company, as adjusted by the Compensation Committee to take into account the unusual occurring events of the impairment charge for the Company’s franchise rights acquired related to its Canadian operations and the restructuring charges in connection with the Company’s previously disclosed 2014 restructuring plan, was $311.2 million. Based on the global financial performance goal and adjusted operating income results, the Company achieved a global financial performance percentage payout of 150% with respect to fiscal 2014. The Company’s fiscal 2014 North America financial performance goal was equal to North America’s target operating income of $216.7 million. The operating income of North America, as adjusted by the Compensation Committee to take into account the unusual occurring event of the impairment charge for the Company’s franchise rights acquired related to its Canadian operations, was $248.3 million. Based on the North America financial performance goal and adjusted operating income results, North America achieved a financial performance percentage payout of 150% with respect to fiscal 2014. The Company’s fiscal 2014 United Kingdom financial performance goal was equal to the United Kingdom’s target operating income of £8.4 million. Based on the United Kingdom financial performance goal and operating income results, the United Kingdom achieved a financial performance percentage payout of 150% with respect to fiscal 2014.

The following table shows the annual target bonus percentage, the overall bonus percentage payout and the related actual bonus paid for each of the named executive officers for fiscal 2014:

Named Executive Officer	Target Bonus Percentage (as a % of Fiscal Year Base Salary)	Overall Bonus Percentage Payout(1)	Actual Performance- Based Cash Bonus		Actual Performance- Based Bonus (as a % of 2014 Base Salary(2))
James R. Chambers	100%	150%	$1,527,260		150.0%
Nicholas P. Hotchkin	65%	150%	$500,158		97.5%
Lesya Lysyj	60%	136%	$429,967		81.7%
Jeanine Lemmens	45%	136%	$200,812	(3)	61.3%
Michael F. Colosi(4)	60%	138%	$209,787		82.8%

(1)	Other than with respect to Mr. Chambers and Mr. Hotchkin, bonus percentage payouts were determined by a combination of the applicable financial performance percentage payout and individual performance percentage payout.

(2)	Other than in the case of Ms. Lemmens, see base salary amounts of the named executive officers reported in the column “Salary” of the Summary Compensation Table. In the case of Ms. Lemmens, see the base salary amount reported in “—2014 Executive Compensation Determinations—Base Salary”.

(3)	Amount shown was paid in pounds sterling and converted to U.S. dollars using the applicable exchange rate on February 27, 2015 (i.e. $1.5436), the date on which Ms. Lemmens’ annual, performance-based cash bonus was approved.

(4)	Amount shown for Mr. Colosi reflects a pro-rated annual, performance-based cash bonus based on his May 19, 2014 employment date.

Each of Mr. Chambers and Mr. Hotchkin voluntarily elected to receive one third of his annual, performance-based cash bonus for fiscal 2014 in fully vested Common Stock, resulting in his receipt of 52,423 and 17,168 shares of Common Stock, respectively. The number of shares of Common Stock received was determined by averaging the closing price of the Common Stock on the approval date of such bonus by the Compensation

Committee and the four previous trading days on the NYSE. This average price was then used to determine the number of shares required to constitute one third of the value of their respective annual, performance-based cash bonuses for fiscal 2014. Any fractional shares were paid in cash.

Other Cash Bonuses and Payments

No cash bonus, other than his or her annual, performance-based cash bonus, or other special payments were paid to a named executive officer in fiscal 2014.

Long-Term Equity Incentive Compensation

Annual Awards

In determining the size and mix of named executive officers’ annual equity grant awards for fiscal 2014, the Compensation Committee reviewed the total current compensation that may be awarded to the executive, the achievement of business, strategic, individual, and financial objectives during the prior fiscal year, competitive conditions and the relationship of the executive’s compensation to the compensation of other senior executives, and determined the size of the award in an aggregate dollar amount based on a percentage of the executive’s base salary as appropriate to reward and incentivize performance, ensure retention, and maintain appropriate compensation differentials among senior executives. Other than in the case of Mr. Colosi, the annual award dollar amount was granted in two equal installments on May 15, 2014 and on November 14, 2014. In the case of Mr. Colosi’s fiscal 2014 annual award, which annual award dollar amount was also granted in two equal installments, his first installment was granted on June 13, 2014 and the second installment was granted on November 14, 2014. The dollar amount for each installment was then converted into a number of RSUs in accordance with procedures established by the Compensation Committee. See “—Long-Term Equity Incentive Compensation—Equity Grant Procedures” above.

All annual awards to the recipient named executive officers in fiscal 2014 were allocated 100% to RSUs. In fiscal 2014, the recipient named executive officers received the following annual awards based on the percentage of his or her base salary, and on the grant dates, specified: Mr. Chambers (400% of his base salary) received 91,701 RSUs on May 15, 2014 and 78,740 RSUs on November 14, 2014; Mr. Hotchkin (175% of his base salary) received 19,056 RSUs on May 15, 2014 and 16,363 RSUs on November 14, 2014; Ms. Lysyj (125% of her base salary) received 15,044 RSUs on May 15, 2014 and 12,918 RSUs on November 14, 2014; Ms. Lemmens (125% of her base salary) received 9,445 RSUs on May 15, 2014 and 8,110 RSUs on November 14, 2014; and Mr. Colosi (125% of his pro-rated base salary) received 12,201 RSUs on June 13, 2014 and 10,457 RSUs on November 14, 2014. All RSUs granted to named executive officers as part of an annual award in fiscal 2014 vest 100% on the third anniversary of the applicable grant date. As a result of Ms. Lysyj’s departure on March 31, 2015, the above RSUs that were granted as her annual award in fiscal 2014 were forfeited upon her departure. See “Potential Payments upon Termination, Retirement or Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for additional details on her departure.

Special Performance-Based Stock Option Awards

In fiscal 2013, the Compensation Committee determined that providing special performance-based stock option awards to certain executives, including the named executive officers other than Mr. Colosi, having both time- and performance-vesting criteria would further align the interests of our shareholders with management incentives to execute a successful transformation of the Company’s business. In the case of Mr. Colosi, the Compensation Committee determined that he should also be provided such an award to similarly align his interests. In determining the size of the recipient named executive officers’ special T&P Option award, the Compensation Committee reviewed the total current compensation that may be awarded to the executive, expected future contributions to the transformation of the Company’s business, competitive conditions and the relationship of the executive’s compensation to the compensation of other senior executives, and determined the size of the award in an aggregate dollar amount based on a percentage of the executive’s base salary as appropriate to incentivize performance to achieve such transformation, ensure retention, and maintain appropriate compensation differentials among senior executives. The percentages for the recipient named executive officers were as follows: for Mr. Chambers, 400% of base salary; for Mr. Hotchkin, 175% of base salary; for Ms. Lysyj, 125% of base salary; for Ms. Lemmens, 125% of base salary; and for Mr. Colosi, 125% of base salary. Except for Mr. Colosi, the special T&P Option award dollar amount was granted to the named executive officers in two equal installments, the first of which occurred in fiscal 2013 on December 12, 2013, and the second of which occurred in fiscal 2014 on April 2, 2014. Mr. Colosi’s special T&P Option award was granted in one installment on June 13, 2014. The dollar amount for each installment was then converted 100% into a number of stock options in accordance with procedures established by the Compensation Committee. See “—Long-Term Equity Incentive Compensation—Equity Grant Procedures” above.

Pursuant to their respective special T&P Option award, the named executive officers received the following T&P Options on the grant dates specified: Mr. Chambers received 213,675 stock options on December 12, 2013 and 328,407 stock options on April 2, 2014; Mr. Hotchkin received 44,404 stock options on December 12, 2013 and 68,247 stock options on April 2, 2014; Ms. Lysyj received 35,056 stock options on December 12, 2013 and 53,879 stock options on April 2, 2014; Ms. Lemmens received 22,470 stock options on December 12, 2013 and 34,536 stock options on April 2, 2014; and Mr. Colosi received 80,614 stock options on June 13, 2014. These stock options vest upon the achievement of both time- and performance-vesting criteria. The time-vesting criteria will fully vest on the third anniversary of the grant date. With respect to the performance-vesting criteria, these stock options will fully vest in 20% increments upon the first date that the average closing price of our Common Stock on the NYSE (or other national securities exchange) for the 20 consecutive preceding trading days is equal to or greater than the following stock price hurdles: (i) 150% of the exercise price, (ii) 175% of the exercise price, (iii) 200% of the exercise price, (iv) 225% of the exercise price, and (v) 250% of the exercise price. These stock options expire on the five-year anniversary of the grant date. The exercise prices of the stock options granted were as follows: for grants on December 12, 2013, $32.65 per share; for grants on April 2, 2014, $21.19 per share; and for grants on June 13, 2014, $22.33 per share.

Hiring Awards

No hiring awards were granted in fiscal 2014.

Mix of Compensation Elements

As discussed above in “—Executive Compensation Approach—Elements of Executive Compensation”, the Company weights compensation for the named executive officers more toward variable, performance-based compensation. Approximately 79% of fiscal 2014 total compensation for named executive officers was variable, performance-based compensation (which includes short-term variable performance-based compensation and long-term variable performance-based compensation). As reflected in the Summary Compensation Table, aggregate fiscal 2014 compensation for the named executive officers was allocated as follows:

Mix of Total Compensation in 2014
Base Salary	16%
Short-Term Variable Performance-Based Compensation(1)	17%
Long-Term Variable Performance-Based Compensation(2)	62%
Other Compensation(3)	6%
Total	100%*

*	Note: Total does not sum due to rounding.

(1)	Represents annual, performance-based cash bonuses reported in the column “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.

(2)	Represents RSU and stock option awards reported in the columns “Stock Awards” and “Option Awards”, respectively, of the Summary Compensation Table.

(3)	Represents contributions to savings plans, contributions to and earnings on the executive profit sharing plan and perquisites and other personal benefits reported in the columns “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation”, as applicable, of the Summary Compensation Table.

Certain Elements of 2015 Executive Compensation

Base Salary

Neither Mr. Chambers nor Mr. Hotchkin will receive an increase in base salary for fiscal 2015.

Annual, Performance-Based Cash Bonus

Given the Company’s intent to focus on improving its recruitment trends and generating positive cash flow to maintain strong liquidity in fiscal 2015, the Compensation Committee determined that the 2015 annual, performance-based cash bonus plan relating to the Company’s financial performance should be based on the following financial performance goals:

•	with respect to improving its recruitment trends, the achievement of certain market share goals as reflected by target recruitments in the year; and

•	with respect to generating positive cash flow, the achievement of certain cash generation goals as reflected by target cash amounts equal to operating income less capital expenditures.

In recent years, the Company’s financial performance percentage payouts were based solely on the achievement of operating income targets. For fiscal 2015, the Company’s financial performance percentage payouts will be based 50% on the achievement of recruitment targets and 50% on the achievement of cash targets. In addition, the financial performance goal ratings and corresponding financial performance percentage payouts with respect to fiscal 2015 for certain executives of the Company, including the named executive officers, will be no greater than 75%.

Option Exchange

On May 7, 2015, the Company’s shareholders approved an amendment to the 2014 Plan to permit a one-time stock option exchange program under which the Company would offer eligible employees the opportunity to exchange certain eligible T&P Options on a (a) two-for-one basis for new stock options for all eligible employees, other than the Company’s Chief Executive Officer (i.e., so that the new stock options would cover half as many shares as the corresponding surrendered options) and (b) 3.5-for-one basis for new stock options for the Company’s Chief Executive Officer (i.e., so that the new stock options would cover a number of shares equal to the quotient of the number of shares covered by the corresponding surrendered options divided by 3.5). The option exchange program was designed to create better incentives for employees to remain with the Company and contribute to the attainment of its business and financial objectives.

On May 22, 2015, the Company launched a tender offer in connection with the option exchange program which expired on June 22, 2015. Pursuant to the offer, employees tendered options to purchase 1,700,120 shares of Common Stock (representing 99% of the total shares of Common Stock underlying the options eligible for exchange) with a weighted-average exercise price of $24.68 per share. The Company cancelled and replaced those options on June 22, 2015 with options to purchase 733,887 shares of Common Stock with an exercise price of $5.25 per share, which was the closing price per share of the Company’s Common Stock on the NYSE on June 22, 2015. The replacement options have a term of ten years and, subject to the continued employment of the employee through the applicable vesting dates, will generally vest based solely on time-vesting criteria. The time-vesting criteria will be satisfied over three years, with 25% of the replacement options vesting on each of the first and second anniversaries of the date of grant and 50% of the replacement options vesting on the third anniversary of the date of grant. The other terms and conditions of the replacement options are generally consistent with the Company’s standard Time-Vesting Option grants described above.

Continuity Agreement

On October 22, 2015, the Company entered into a continuity agreement with Ms. Lemmens. The continuity agreement for Ms. Lemmens has similar terms and conditions as the continuity agreement entered into with Ms. Lysyj described above.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers as follows: for fiscal 2014 and fiscal 2013 with respect to Mr. Chambers and Ms. Lysyj; for fiscal 2014, fiscal 2013 and fiscal 2012 with respect to Mr. Hotchkin; and for fiscal 2014 with respect to Ms. Lemmens and Mr. Colosi.

Name and Principal Position	Fiscal Year(1)	Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation		Total
James R. Chambers	2014	$1,018,173	—	$4,188,472	$2,091,953	$1,527,260	(7)	$5,283	$251,756	(8)	$9,082,897
President and Chief Executive Officer	2013	$795,769	—	$842,058	$4,267,426	$643,956		$999	$194,530		$6,744,738

Nicholas P. Hotchkin	2014	$512,982	—	$870,399	$434,733	$500,158	(7)	$3,155	$221,634	(9)	$2,543,061
Chief Financial Officer	2013	$475,000	—	$209,575	$1,002,433	$290,186		$1,249	$159,771		$2,138,214
	2012	$164,423	$241,961	$151,564	$450,944	$50,472		$45	$66,585		$1,125,994

Lesya Lysyj	2014	$525,954	—	$687,149	$343,209	$429,967		$1,510	$70,163	(10)	$2,057,952
Former President, North America	2013	$40,385	$212,450	$164,296	$791,635	$272,550		—	$3,779		$1,485,095

Jeanine Lemmens(11)	2014	$347,022	—	$431,402	$219,994	$200,812		$—	$373,231	(12)	$1,572,461
President, United Kingdom

Michael F. Colosi	2014	$253,365	—	$565,035	$544,145	$209,787		$154	$20,364	(13)	$1,592,850
General Counsel and Secretary

(1)	Fiscal 2014 consisted of a 53-week period.

(2)	Amounts shown reflect the named executive officer’s annual base salary earned during the fiscal year taking into account any increases in base salary during the course of the year and are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our savings plan for salaried U.S. employees, or in the case of Ms. Lemmens, our savings plan for salaried U.K. employees. Increases, if any, in annual base salary for named executive officers for each fiscal year were determined following the beginning of that year. In fiscal 2014, there were increases in annual base salaries for the named executive officers except Mr. Colosi. Mr. Colosi’s salary earned in fiscal 2014 reflects that portion of his annual base salary earned from May 19, 2014, the date he joined the Company as its General Counsel and Secretary. Ms. Lysyj’s salary earned in fiscal 2013 reflects that portion of her annual base salary earned from November 25, 2013, the date she joined the Company as its President, North America. Mr. Hotchkin’s salary earned in fiscal 2012 reflects that portion of his annual base salary earned from August 20, 2012, the date he joined the Company as its Chief Financial Officer, and that there were no increases in his annual base salary during such fiscal year.

(3)	Stock awards consist solely of awards of RSUs and amounts represent the aggregate grant date fair value of awards granted in each fiscal year shown calculated in accordance with applicable accounting standards. The grant date fair value for RSUs is based solely on the closing price of our Common Stock on the date of grant.

(4)	Amounts represent the aggregate grant date fair value of stock option awards granted in each fiscal year shown calculated in accordance with applicable accounting standards. The assumptions made in determining option values with respect to awards granted during fiscal 2014, fiscal 2013 and fiscal 2012 are disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Compensation” and Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K/A for fiscal 2014. Since the T&P Option awards are subject to market conditions and a service period requirement as defined under applicable accounting standards, they have no maximum grant date fair values that differ from the grant date fair values presented in the table.

(5)	Amounts shown consist solely of the named executive officer’s annual, performance-based cash bonus. Amount shown for Mr. Colosi in fiscal 2014 reflects a pro-rated, annual, performance-based cash bonus based on his May 19, 2014 employment start date. For additional details on the amounts shown for fiscal 2014, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Cash Bonuses” above. Amount shown for Ms. Lysyj in fiscal 2013 reflects an annual, performance-based cash bonus based on her full annual base salary, but does not reflect the guaranteed portion of her annual, performance-based cash bonus that is reported in “Bonus” for fiscal 2013. Amount shown for Mr. Hotchkin in fiscal 2012 reflects a pro-rated, annual, performance-based cash bonus based on his August 20, 2012 employment start date, but does not reflect the guaranteed portion of his annual, performance-based cash bonus that is reported in “Bonus” for fiscal 2012.

(6)	Amounts shown consist solely of the aggregate earnings on the executive profit sharing plan account balance for the named executive officer, which include above-market earnings. For information on the applicable interest rate, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan” above.

(7)	The named executive officer voluntarily elected to receive one third of his annual, performance-based cash bonus for fiscal 2014 in fully vested Common Stock. As a result, Mr. Chambers and Mr. Hotchkin received 52,423 and 17,168 shares of Common Stock with a grant date fair value of $533,142 and $174,599, respectively. The grant date fair value of the Common Stock received is based solely on the closing price of our Common Stock on the date of grant and generally differs from the dollar amount of the portion of the annual, performance-based bonus that the named executive voluntarily elected to receive in fully vested Common Stock. For additional details on these elections, see “Compensation Discussion and Analysis—2014 Executive Compensation Determinations—Cash Bonuses and Payments—Annual, Performance-Based Cash Bonus—Annual, Performance-Based Cash Bonus Plan”.

(8)	Amount shown includes $99,728 in contributions by the Company to the executive profit sharing plan, $72,600 in reimbursements of temporary living costs and a tax gross-up payment of $55,207 with respect to such reimbursements as well as amounts with respect to the payment of life insurance premiums, a car allowance, the payment of mobile device charges and contributions by the Company to its savings plan for salaried U.S. employees for Mr. Chambers’ benefit.

(9)	Amount shown includes $36,143 in contributions by the Company to the executive profit sharing plan, $100,000 of home sale protection and a tax gross-up payment of $58,655 with respect to such amount as well as amounts with respect to the reimbursement of mortgage costs and a tax gross-up payment with respect to such reimbursement, a car allowance, a wellness allowance, the payment of mobile device charges and contributions by the Company to its savings plan for salaried U.S. employees for Mr. Hotchkin’s benefit.

(10)	Amount shown includes $46,252 in contributions by the Company to the executive profit sharing plan as well as amounts with respect to a car allowance, the payment of mobile device charges and contributions by the Company to its savings plan for salaried U.S. employees for Ms. Lysyj’s benefit.

(11)	Ms. Lemmens has served as our President, United Kingdom since May 2013. Ms. Lemmens’ “Salary”, “Non-Equity Incentive Plan Compensation” and amounts reported in “All Other Compensation” are paid to her in pounds sterling. These amounts shown were converted into U.S. dollars using the average monthly exchange rate applicable to the month during which salary or other compensation was earned, such rates ranging from $1.56168 to $1.70659, except for the amounts with respect to (a) (i) payments of dependents’ education expenses and tax gross-up payments with respect to such payments, which were converted to U.S. dollars using the applicable exchange rate on January 15, 2014 (i.e., $1.6371), April 17, 2014 (i.e., $1.6794) and September 10, 2014 (i.e., $1.6211), and (ii) reimbursement of home leave travel costs and tax gross-up payments with respect to such reimbursement, which were converted to U.S. dollars using the exchange rate on March 19, 2015 (i.e., $1.4754), in each case the date upon which any such amounts were paid or reimbursed, and (b) “Non-Equity Incentive Plan Compensation”, which amount was converted to U.S. dollars using the applicable exchange rate on February 27, 2015 (i.e., $1.5436), the date on which Ms. Lemmens’ annual, performance-based cash bonus was approved.

(12)	Amount shown includes $31,154 in contributions by the Company to its savings plan for salaried U.K. employees for Ms. Lemmens’ benefit, payment of $46,999 for dependents’ education expenses and tax gross-up payments of $50,246 with respect to such payments, $108,739 in reimbursements of housing costs and tax gross-up payments of $96,778 with respect to such reimbursements, and reimbursement of home leave travel costs between the United Kingdom and the Netherlands and a tax gross-up payment with respect to such reimbursements, as well as amounts with respect to the payment of life insurance premiums, a car allowance, the payment of mobile device charges, and payments for additional family healthcare coverage.

(13)	Amount shown includes $11,401 in contributions by the Company to the executive profit sharing plan as well as amounts with respect to a car allowance, a wellness allowance and the payment of mobile device charges.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2014

The following table sets forth information regarding non-equity incentive plan awards, equity incentive plan stock option awards and each RSU award made to a named executive officer during fiscal 2014 under any stock plan. Equity incentive plan stock option awards made to our named executive officers in fiscal 2014 were made under our 2008 Plan, except in the case of Mr. Colosi’s awards which were made under our 2014 Plan. RSU awards made to our named executive officers in fiscal 2014 were made under our 2014 Plan. In fiscal 2014, there were no other stock option awards or equity incentive plan stock awards.

Name	Grant Date	Compen- sation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Market Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold ($)		Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
James R. Chambers	4/2/2014	3/26/2014							65,681	(5)	N/A	(5)	328,407	(5)			$21.19	$21.19	$2,091,953
	5/15/2014	3/26/2014													91,701	(6)		$21.65	$1,985,327
	11/14/2014	3/26/2014													78,740	(6)		$27.98	$2,203,145
			$—	(7)	$1,018,173		$1,527,260
Nicholas P. Hotchkin	4/2/2014	3/26/2014							13,649	(5)	N/A	(5)	68,247	(5)			$21.19	$21.19	$434,733
	5/15/2014	3/26/2014													19,056	(6)		$21.65	$412,562
	11/14/2014	3/26/2014													16,363	(6)		$27.98	$457,837
			$—	(7)	$333,438		$500,158
Lesya Lysyj	4/2/2014	3/26/2014							10,775	(5)	N/A	(5)	53,879	(5)			$21.19	$21.19	$343,209
	5/15/2014	3/26/2014													15,044	(6)		$21.65	$325,703
	11/14/2014	3/26/2014													12,918	(6)		$27.98	$361,446
			$19,723	(8)	$315,573		$512,805
Jeanine Lemmens	4/2/2014	3/26/2014							6,907	(5)	N/A	(5)	34,536	(5)			$21.19	$21.19	$219,994
	5/15/2014	3/26/2014													9,445	(6)		$21.65	$204,484
	11/14/2014	3/26/2014													8,110	(6)		$27.98	$226,918
			$9,212	(8)(9)	$147,384	(9)	$239,500	(9)
Michael F. Colosi	6/13/2014	5/6/2014							16,122	(10)	N/A	(10)	80,614	(10)			$22.33	$22.33	$544,145
	6/13/2014	5/6/2014													12,201	(11)		$22.33	$272,448
	11/14/2014	5/6/2014													10,457	(11)		$27.98	$292,587
			$9,501	(8)	$152,019		$247,031

(1)	See “Compensation Discussion and Analysis—Determination of Executive Compensation—Cash Bonuses—Annual, Performance-Based Cash Bonus” above for a description of our annual, performance-based cash bonus.

(2)	Stock awards consist of RSUs. The award of an RSU is the right to receive one share of our Common Stock upon the vesting date of the RSU.

(3)	The exercise price of our T&P Options is determined by taking the higher of the grant date closing price of our Common Stock and the average of the closing price of our Common Stock on the grant date and the four previous trading days on the NYSE.

(4)	Amounts shown represent the grant date fair value of the applicable T&P Options or RSUs granted during fiscal 2014 calculated in accordance with applicable accounting standards. The grant date fair value for RSUs is based solely on the grant date closing price of our Common Stock. The assumptions made in determining T&P Option values are disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Compensation” and Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K/A for fiscal 2014. The material terms of our T&P Options are discussed in “Compensation Discussion and Analysis—Determination of Executive Compensation—Long-Term Equity Incentive Compensation” above.

(5)	The named executive officer received the second installment of the special awards under the 2008 Plan consisting of non-qualified T&P Options. Stock options allow the grantee to purchase a share of our Common Stock at an exercise price determined on the date of grant. The stock options have both time- and performance-vesting criteria. The time-vesting criteria will fully vest on April 2, 2017, the third anniversary of the grant date. The performance-vesting criteria will fully vest in 20% increments upon the first date that the average closing price of our Common Stock on the NYSE (or other national securities exchange) for the 20 consecutive preceding trading days is equal to or greater than the following stock price hurdles: (i) 150% of the exercise price, (ii) 175% of the exercise price, (iii) 200% of the exercise price, (iv) 225% of the exercise price and (v) 250% of the exercise price. The stock options expire on the five-year anniversary of the grant date.

(6)	The named executive officer received an annual award under the 2014 Plan consisting of RSUs which was granted in two equal installments. The first installment was granted on May 15, 2014 and the second installment was granted on November 14, 2014. The RSUs vest 100% on the third anniversary of the applicable grant date.

(7)	Because the named executive officer’s annual, performance-based cash bonus for fiscal 2014 was based solely on the Company’s overall financial performance, the “Threshold” amount shown represents an assumption that the Company achieves at least $100.0 million of operating income and a percentage of its target operating income that is slightly greater than 75%, which would result in a de minimis financial performance percentage payout.

(8)	Because the named executive officer’s annual, performance-based cash bonus was comprised of a combination of (i) the financial performance percentage payout that correlated to the financial performance goal rating applicable to the executive and (ii) the individual performance percentage payout that correlated to the executive’s individual performance rating, the “Threshold” amount shown represents an assumption that the Company achieves at least $100.0 million of operating income (except in the case of Mr. Colosi), a percentage of its target operating income that is slightly greater than 75% resulting in a de minimis financial performance percentage payout and the named executive officer achieves an individual performance rating resulting in an individual performance percentage payout of 25%. In addition, all the amounts shown for Mr. Colosi reflect a pro-rated, annual, performance-based cash bonus based on his May 19, 2014 employment date.

(9)	Amounts shown are assumed paid in pounds sterling and were converted to U.S. dollars using the applicable exchange rate on February 27, 2015 (i.e., $1.5436), the date on which Ms. Lemmens’ annual, performance-based cash bonus was approved.

(10)	Mr. Colosi received a special award under the 2014 Plan consisting of non-qualified T&P Options. Stock options allow the grantee to purchase a share of our Common Stock at an exercise price determined on the date of grant. The stock options have both time- and performance-vesting criteria. The time-vesting criteria will fully vest on June 13, 2017, the third anniversary of the grant date. The performance-vesting criteria will fully vest in 20% increments upon the first date that the average closing price of our Common Stock on the NYSE (or other national securities exchange) for the 20 consecutive preceding trading days is equal to or greater than the following stock price hurdles: (i) 150% of the exercise price, (ii) 175% of the exercise price, (iii) 200% of the exercise price, (iv) 225% of the exercise price and (v) 250% of the exercise price. The stock options expire on the five-year anniversary of the grant date.

(11)	Mr. Colosi received an annual award under the 2014 Plan consisting of RSUs which was granted in two equal installments. The first installment was granted on June 13, 2014 and the second installment was granted on November 14, 2014. The RSUs vest 100% on the third anniversary of the applicable grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END

The following table sets forth information regarding unexercised non-qualified stock options, including equity incentive plan stock option awards, and any RSUs that were not vested for each named executive officer as of the end of fiscal 2014. There were no unvested equity incentive plan stock awards held by the named executive officers.

		Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
		Exercisable		Unexercisable
James R. Chambers	11/14/2014									78,740	(2)*	$1,695,272
	5/15/2014									91,701	(2)*	$1,974,323
	4/2/2014					65,681	(3)*	$21.19	4/2/2019
	12/12/2013					42,735	(3)	$32.65	12/12/2018
	11/15/2013			110,228	(2)			$33.34	11/15/2023
	11/15/2013									14,850	(2)	$319,721
	5/15/2013			44,613	(2)			$44.53	5/15/2023
	5/15/2013									4,621	(2)	$99,490
	1/4/2013	6,348	(4)	19,041	(4)			$54.33	1/4/2023
	1/4/2013									1,932	(4)	$41,596

Nicholas P. Hotchkin	11/14/2014									16,363	(2)*	$352,295
	5/15/2014									19,056	(2)*	$410,276
	4/2/2014					13,649	(3)*	$21.19	4/2/2019
	12/12/2013					8,880	(3)	$32.65	12/12/2018
	11/15/2013			22,906	(2)			$33.34	11/15/2023
	11/15/2013									3,086	(2)	$66,442
	5/15/2013			23,545	(2)			$44.53	5/15/2023
	5/15/2013									2,439	(2)	$52,512
	11/15/2012			13,308	(2)			$56.36	11/15/2022
	11/15/2012									1,363	(2)	$29,345
	8/20/2012	7,692	(4)	7,690	(4)			$49.40	8/20/2022
	8/20/2012									774	(4)	$16,664

Lesya Lysyj(5)	11/14/2014									12,918	(2)*	$278,125
	5/15/2014									15,044	(2)*	$323,897
	4/2/2014					10,775	(3)*	$21.19	4/2/2019
	12/12/2013					7,011	(3)	$32.65	12/12/2018
	11/25/2013	4,848	(4)	14,542	(4)			$32.17	11/25/2023
	11/25/2013									1,911	(4)	$41,144
	11/25/2013			19,019	(2)			$32.17	11/25/2023
	11/25/2013									2,548	(2)	$54,858

Jeanine Lemmens	11/14/2014									8,110	(2)*	$174,608
	5/15/2014									9,445	(2)*	$203,351
	4/2/2014					6,907	(3)*	$21.19	4/2/2019
	12/12/2013					4,494	(3)	$32.65	12/12/2018
	11/15/2013			3,438	(2)			$33.34	11/15/2023
	11/15/2013									463	(2)	$9,968
	5/15/2013			2,356	(2)			$44.53	5/15/2023
	5/15/2013									732	(2)	$15,760
	11/15/2012			1,045	(2)			$56.36	11/15/2022
	11/15/2012									321	(2)	$6,911
	5/15/2012			975	(2)			$57.69	5/15/2022
	5/15/2012									299	(2)	$6,437
	3/25/2011	1,005	(2)					$63.59	3/25/2021
	3/26/2010	3,000	(2)					$25.76	3/26/2020
	3/27/2009	3,500	(2)					$19.74	3/27/2019
	7/17/2006	1,755	(6)					$40.72	7/17/2016

Michael F. Colosi	11/14/2014									10,457	(2)*	$225,139
	6/13/2014					16,122	(3)*	$22.33	6/13/2019
	6/13/2014									12,201	(2)*	$262,688

*	Shows grants made in fiscal 2014, which are also reported in the Summary Compensation Table and in the Grants of Plan-Based Awards for Fiscal 2014 table.

(1)	Amounts shown represent the closing price of our Common Stock on January 2, 2015, the last trading day on the NYSE of fiscal 2014, $21.53, multiplied by the number of shares underlying the RSUs.

(2)	Time-Vesting Options or RSUs, as applicable, vest 100% on the third-year anniversary of the grant date.

(3)	Reflects T&P Options that vest based on the achievement of both time- and performance-vesting criteria. The time-vesting criteria will fully vest on the third anniversary of the grant date. The performance-vesting criteria will fully vest in 20% increments upon the first date that the average closing price of our Common Stock on the NYSE (or other national securities exchange) for the 20 consecutive preceding trading days is equal to or greater than the following stock price hurdles: (i) 150% of the exercise price, (ii) 175% of the exercise price, (iii) 200% of the exercise price, (iv) 225% of the exercise price and (v) 250% of the exercise price. Since the initial stock price hurdles were not achieved in fiscal 2014, the number of options reported (i.e., 20% of the total award) is based on achieving threshold performance levels.

(4)	Time-Vesting Options or RSUs, as applicable, vest 25% per year over four years on each anniversary of the grant date.

(5)	Ms. Lysyj left the Company on March 31, 2015. As a result of her departure, all of Ms. Lysyj’s then unvested stock options and RSUs were immediately forfeited. In addition, Ms. Lysyj has the right to exercise all of her vested stock options within 90 days of her departure date after which they will be cancelled. See “Potential Payments upon Termination, Retirement or Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for details regarding Ms. Lysyj’s departure.

(6)	Time-Vesting Options vested 20% per year over five years on each anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
James R. Chambers	—	—	645	(2)	$20,866
Nicholas P. Hotchkin	—	—	387	(3)	$9,536
Lesya Lysyj	—	—	637	(4)	$18,269
Jeanine Lemmens	—	—	754	(5)	$14,801
Michael F. Colosi	—	—	—		—

(1)	Reflects the aggregate market value of shares acquired upon vesting based on the closing price of our Common Stock on the applicable vesting date or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date.

(2)	These shares represent the gross number of shares of our Common Stock that were issued to Mr. Chambers upon the vesting of his RSUs in fiscal 2014. An aggregate of 273 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting on the NYSE or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Mr. Chambers was 372.

(3)	These shares represent the gross number of shares of our Common Stock that were issued to Mr. Hotchkin upon the vesting of his RSUs in fiscal 2014. An aggregate of 146 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting on the NYSE or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Mr. Hotchkin was 241.

(4)	These shares represent the gross number of shares of our Common Stock that were issued to Ms. Lysyj upon the vesting of her RSUs in fiscal 2014. An aggregate of 269 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting on the NYSE or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. Lysyj was 368.

(5)	These shares represent the gross number of shares of our Common Stock that were issued to Ms. Lemmens upon the vesting of her RSUs in fiscal 2014. An aggregate of 355 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting on the NYSE or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. Lemmens was 399.

PENSION BENEFITS

The Company has no pension plans.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2014

The following table sets forth information with respect to our executive profit sharing plan, the only defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. In fiscal 2014, none of the named executive officers made any contributions to, or any withdrawals or distributions from, our executive profit sharing plan. The material terms of our executive profit sharing plan are discussed in the section entitled “Compensation Discussion and Analysis—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan” above.

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)(3)
James R. Chambers	$99,728	$5,283	$153,756
Nicholas P. Hotchkin	$36,143	$3,155	$78,124
Lesya Lysyj	$46,252	$1,510	$49,983	(4)
Jeanine Lemmens(5)	$—	$—	$—
Michael F. Colosi	$11,401	$154	$11,555

(1)	Shows monthly contributions by the Company with respect to fiscal 2014. All contributions by the Company are reported for the fiscal year earned, regardless of whether the contribution is actually credited to the named executive officer’s profit sharing account in that year or the following year. These amounts are also reported in the column “All Other Compensation” of the Summary Compensation Table.

(2)	The Company credits each participant’s profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in The Wall Street Journal, compounded as of the end of each fiscal month, subject to a cap of 15%. These amounts are also reported in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of the Summary Compensation Table.

(3)	Includes the following amounts for each of the following named executive officers reported as compensation to such named executive officers for previous years in the columns “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” of the Summary Compensation Table: Mr. Chambers, $48,745 in fiscal 2013; Mr. Hotchkin, $27,683 in fiscal 2013 and $11,144 in fiscal 2012; and Ms. Lysyj, $2,221 in fiscal 2013. In the case of Mr. Hotchkin, amount shown for fiscal 2012 includes a supplemental contribution by the Company with respect to fiscal 2012 which was credited to his profit sharing account in fiscal 2013.

(4)	Ms. Lysyj left the Company on March 31, 2015. The aggregate balance, including the amount set forth above, in Ms. Lysyj’s profit sharing account on such date was unvested. In connection with her departure, the vesting of such aggregate balance was accelerated pursuant to the terms of our executive profit sharing plan. See “Potential Payments upon Termination, Retirement or Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for details regarding Ms. Lysyj’s departure.

(5)	Ms. Lemmens, as a non-U.S. named executive officer, is not eligible to participate in our executive profit sharing plan.

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE OF CONTROL

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates (except in a for “cause” termination), he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	vested shares granted under our stock plans and the right to exercise within 90 days (one year in the case of death or permanent disability) of termination vested stock options;

•	amounts contributed and vested under the executive profit sharing plan;

•	amounts accrued and vested through the Company savings plan for U.S. salaried employees; and

•	accrued and unpaid vacation pay.

Generally, the Company makes no payments to executives terminated for “cause”. The Company has no formal policy regarding severance payments or other post-termination benefits but is subject to the statutory requirements of the countries in which it operates. For example, in the event Ms. Lemmens had been terminated on January 2, 2015, other than for gross misconduct, the U.K.-required statutory and discretionary Company payments in connection with her termination could have amounted to up to $100,077 (1).

From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature and circumstances of an individual being hired, has approved separate severance arrangements for certain named executive officers. For instance, in the event of his termination by the Company for any reason other than as provided for in his continuity agreement or for “cause”, Mr. Chambers is entitled to receive (x) a lump sum cash payment equal to 12 months of base salary plus his target annual bonus for the year in which such termination occurred and (y) 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Additionally, in connection with any such payments, any restrictive covenants Mr. Chambers may be subject to at the time of termination would be extended through the 12-month anniversary of such termination date. Mr. Chambers’ severance benefits, the amount of unvested contributions and Company matching contributions under the executive profit sharing plan and the savings plan for U.S. salaried employees, respectively, which in the event of such a termination would have vested immediately per the terms of the plans, and accrued and unpaid vacation pay would have been equal to approximately $2,265,509(2) if he had been so terminated on January 2, 2015.

Mr. Hotchkin is entitled to receive a lump sum cash payment equal to six months of salary and to six months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination in the event of his termination by the Company for any reason other than as provided for in his continuity agreement or for “cause”. Mr. Hotchkin’s severance benefits, the amount of unvested contributions and Company matching contributions under the executive profit sharing plan and the savings plan for U.S. salaried employees, respectively, which in the event of such a termination would have vested immediately per the terms of the plans, and accrued and unpaid vacation pay would have been equal to approximately $387,793(3) if he had been so terminated on January 2, 2015.

(1)	£65,286 converted to U.S. dollars using the applicable exchange rate on January 2, 2015 (i.e., $1.5329).
(2)

The sum of $1,025,000 of 12 months of salary, $1,025,000 target bonus in the year of termination, $24,743 of continued medical, dental and vision insurance coverage, $153,756 of unvested contributions under the executive profit sharing plan and $17,298 of unvested Company matching contributions, and earnings thereon, to the savings plan for U.S. salaried employees for Mr. Chambers, and $19,712 of accrued and unpaid vacation pay.

(3)

The sum of $263,625 of six months of salary, $12,372 of continued medical, dental and vision insurance coverage, $78,124 of unvested contributions under the executive profit sharing plan and $23,533 of unvested Company matching contributions, and earnings thereon, to the savings plan for U.S. salaried employees for Mr. Hotchkin, and $10,139 of accrued and unpaid vacation pay.

Ms. Lysyj was entitled to receive a lump sum cash payment equal to 12 months of salary and to 12 months of continued health coverage under Company-sponsored health plans on the same basis available to her immediately prior to termination in the event of her termination by the Company for any reason other than as provided for in her continuity agreement or for “cause”. Ms. Lysyj’s severance benefits, the amount of unvested contributions and Company matching contributions under the executive profit sharing plan and the savings plan for U.S. salaried employees, respectively, which in the event of such a termination would have vested immediately per the terms of the plans, and accrued and unpaid vacation pay would have been equal to approximately $612,676(4) if she had been so terminated on January 2, 2015.

Mr. Colosi is entitled to receive a lump sum cash payment equal to 12 months of salary and to 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination in the event of his termination by the Company for any reason other than as provided for in his continuity agreement or for “cause”, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Mr. Colosi’s severance benefits, and the amount of unvested contributions under the executive profit sharing plan, which in the event of such a termination would have vested immediately per the terms of the plan, would have been equal to approximately $452,355(5) if he had been so terminated on January 2, 2015. Mr. Colosi had no accrued and unused vacation days as of January 2, 2015.

In addition to the required statutory and Company discretionary payments described above, Ms. Lemmens is entitled to receive a lump sum cash payment equal to an amount of up to six months of: (a) salary, (b) continued health coverage under Company-sponsored health plans on the same basis available to her immediately prior to termination, (c) continued contributions by the Company to the savings plan for salaried U.K. employees, and (d) a car allowance, less any required deductions for tax and national income contributions, in the event of her termination by the Company for any reason other than for gross misconduct. She is also entitled to reimbursement of repatriation expenses in the event of such termination by the Company. Ms. Lemmens’ severance benefits would have been equal to approximately $215,263(6) if she had been so terminated on January 2, 2015. Ms. Lemmens had no accrued and unused vacation days as of January 2, 2015.

Departure of Named Executive Officer

As part of the Company’s previously announced reduction in force plan, Ms. Lysyj was terminated without “cause” effective March 31, 2015. In connection with her departure and pursuant to the terms of her offer letter dated September 30, 2013, Ms. Lysyj shall receive (i) a lump sum cash payment equal to 12 months of salary (such amount equal to $526,313, less lawful deductions and withholdings); and (ii) 12 months of continued health coverage under Company-sponsored health plans pursuant to the Consolidated Omnibus Reconciliation Act at the Company’s expense (such expense, as well as expenses related to dental and vision coverage, equal to approximately $20,553 based on 2015 monthly rates and which was accrued with respect to fiscal 2015 and 2016). In connection with her departure, Ms. Lysyj executed a separation agreement and general release. In addition, Ms. Lysyj (i) received access to executive outplacement services at a cost to the Company of up to $6,750, (ii) received a lump sum payment for accrued and unused vacation days (such amount equal to $2,024), and (iii) retained her Company-issued laptop, iPad and iPhone. Since Ms. Lysyj was not vested in either of the Company’s savings plan for U.S. salaried employees or executive profit sharing plan as of her departure date, upon her departure, her unvested amounts in each plan ($15,750 (plus earnings thereon) and $85,198 (which includes interest earned at the plan rate for the 6-month period between her departure date

(4)

The sum of $526,313 of 12 months of salary, $20,150 of continued medical, dental and vision insurance coverage, $49,983 of unvested contributions under the executive profit sharing plan and $8,133 of unvested Company matching contributions, and earnings thereon, to the savings plan for U.S. salaried employees for Ms. Lysyj, and $8,097 of accrued and unpaid vacation pay.

(5)

The sum of $425,000 of 12 months of salary, $15,800 of continued medical, dental and vision insurance coverage, and $11,555 of unvested contributions under the executive profit sharing plan for Mr. Colosi.

(6)

The sum of £106,090 of six months of salary, £818 of six months of continued medical coverage, £9,548 of six months of Company contributions to the savings plan for U.K. salaried employees, £6,300 of six months of continued car allowance and £17,673 of reimbursement of repatriation expenses, converted to U.S. dollars using the applicable exchange rate on January 2, 2015 (i.e., $1.5329).

and date of payment as specified in the plan), respectively) vested immediately. In addition, upon her departure, all of Ms. Lysyj’s unvested stock options and RSUs were forfeited. Ms. Lysyj has the right to exercise her vested stock options within 90 days of her departure date.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	vested shares granted under our stock plans and the right to exercise within 90 days of retirement vested stock options;

•	amounts contributed and vested under the executive profit sharing plan;

•	amounts accrued and vested through the Company savings plan for U.S. salaried employees; and

•	accrued and unpaid vacation pay.

The Company has also agreed in the continuity agreements with the U.S. named executive officers to pay the executive upon his or her retirement amounts unvested in the Company qualified defined contribution plan and a pro rata portion of his or her annual, performance-based cash bonus as set forth therein. In the event these benefits under the continuity agreement were triggered for these named executive officers on January 2, 2015, the following cash bonus amounts would have been paid to: Mr. Chambers $1,527,260, Mr. Hotchkin $500,158, Ms. Lysyj $429,967 and Mr. Colosi $255,000. In addition, certain of these named executive officers would have been entitled to the following amounts of unvested Company matching contributions, and earnings thereon, to the savings plan for U.S. salaried employees, which would have been deemed vested under his or her continuity agreement, in the event of his or her retirement on January 2, 2015: Mr. Chambers $17,298, Mr. Hotchkin $23,533 and Ms. Lysyj $8,133. The U.S. named executive officers would also have been entitled to the following amounts of unvested contributions under the executive profit sharing plan, which would have vested immediately per the terms of the plan, in the event of his or her retirement on January 2, 2015 and the satisfaction of specified requirements under the plan: Mr. Chambers $153,756, Mr. Hotchkin $78,124, Ms. Lysyj $49,983 and Mr. Colosi $11,555.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of a named executive officer, in addition to the additional amounts listed under the heading “—Payments Made Upon Termination” above and, with respect to the U.S. named executive officers, the amounts provided under the continuity agreements described under the heading “—Payments Made Upon Retirement” above, if applicable, the named executive officer may receive benefits under the Company’s long term disability plan or payments under the Company’s life insurance plans, as appropriate. These payments are generally available to all employees, however, the amounts paid thereunder may differ by employee. For example, Ms. Lemmens is eligible to receive life insurance benefits equal to three times the amount of her base salary at death, while the other named executive officers are eligible to receive two times the amount of their base salary at death. The U.S. named executive officers may receive these life insurance benefits up to a maximum of $1,000,000 (other than Mr. Chambers who may receive up to a maximum of $3,000,000). In the event such benefits were triggered for the named executive officers on January 2, 2015 under the Company’s life insurance plans, the amounts (excluding any supplemental policies purchased by the named executive officer at his or her own expense) each of his or her legal representatives or estates would have received are as follows, in the case of: Mr. Chambers $2,050,000; Mr. Hotchkin $1,000,000; Ms. Lysyj $1,000,000; Ms. Lemmens $975,752(1) and Mr. Colosi $852,000. Mr. Chambers, Mr. Hotchkin, Ms. Lysyj and Mr. Colosi elected to participate in the Company’s long term disability plan, and subject to the terms of the plan,

(1)	Converted to U.S. dollars using the applicable exchange rate on January 2, 2015 (i.e.,$1.5329).

would receive $8,333 on a monthly basis in the event such benefits were triggered on January 2, 2015 under the plan. In addition, generally, stock option exercise rights cease one year after, and RSUs (including dividend equivalents) immediately vest upon, the holder’s termination for death or permanent disability. See the column “Accelerated Vesting of Equity Value—RSUs” of the Change in Control Payment and Benefits Estimates for U.S. Named Executive Officers on January 2, 2015 Under Continuity Agreement table for the value of the immediate vesting of RSUs for each U.S. named executive officer, and in the case of Ms. Lemmens, see “—Change in Control Impact on Named Executive Officers—Non-U.S. Named Executive Officer”, for the value of the immediate vesting of her RSUs.

Payments Made Upon a Change of Control

Stock Awards

Pursuant to the Company’s terms and conditions for Time-Vesting Option and/or RSU awards, unless provided otherwise by the Board of Directors or a committee thereof, all Time-Vesting Options and RSUs (including dividend equivalents) fully vest and such stock options become exercisable immediately prior to a change of control. See the columns under “Accelerated Vesting of Equity Value” of the Change in Control Payment and Benefits Estimates for U.S. Named Executive Officers on January 2, 2015 Under Continuity Agreement table and “—Change in Control Impact on Named Executive Officers—Non-U.S. Named Executive Officer” for the value of the immediate vesting of such stock awards for the U.S. named executive officers and Ms. Lemmens, respectively, in the event such benefits were triggered. Pursuant to the Company’s terms and conditions for T&P Option awards, unless provided otherwise by the Board of Directors or a committee thereof, the time-vesting criteria of such stock options will be deemed 100% satisfied upon the date of a change in control. With respect to the performance-vesting criteria, for purposes of determining whether any share price hurdle which has not been satisfied prior to such change in control is satisfied as of the date of such change in control, the “trading price” on such date shall be deemed to be equal to the per share consideration received by a holder of Common Stock in such transaction (without regard to the average closing price of the shares on the 20 preceding trading dates), if any, or otherwise the closing price of the Common Stock on the NYSE (or any other national securities exchange) on the last trading day immediately prior to the date of such change in control. Immediately following the consummation of a change in control, any portion of a T&P Option award which remains unvested shall cease any additional vesting without payment therefor and be forfeited. See the “Equity-based Assumptions” with respect to the Change in Control Payment and Benefits Estimates for U.S. Named Executive Officers on January 2, 2015 Under Continuity Agreement table for details regarding the determination that such option awards for the named executive officers would not vest in the event of a change in control on such date.

Under our 2014 Plan, 2008 Plan and 2004 Plan, a “change in control” is generally defined as (i) any non-affiliate person or group becoming the beneficial owner of 25% or more of the voting stock of the Company (other than acquisitions by a Company sponsored employee benefit plan or related trust); (ii) a change in the composition of the Board of Directors, such that the individuals who constituted the Board of Directors as of March 12, 2014, March 13, 2008 and March 11, 2004, respectively (or such directors nominated for election to the Board of Directors with the approval of a majority of the individuals constituting the Board of Directors as of March 12, 2014, March 13, 2008 and March 11, 2004, respectively, or any other directors so approved), cease for any reason to constitute at least a majority of the Board of Directors; (iii) the consummation of a reorganization, recapitalization, merger or consolidation involving the Company unless the beneficial owners of at least 51% of the outstanding voting securities of the Company or the surviving entity, as the case may be, following the transaction are held by the same persons, and in substantially the same proportion, who were beneficial owners of our voting stock prior to the transaction; or (iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company; if and only if, as a result of any of the foregoing events set forth in clause (i) or (iii) above, any person or group, other than Artal, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of members of the Board of Directors.

Under our 1999 Plan, a “change of control” is defined as (i) a sale of all or substantially all of the assets of the Company to a person who is not an affiliate of Artal, (ii) a sale by Artal or any of its respective affiliates resulting in more than 50% of the voting stock of the Company being held by a person or group that does not include Artal or any of its respective affiliates or (iii) a merger or consolidation of the Company into another person which is not an affiliate of Artal; if and only if any such event results in the inability of Artal to elect a majority of the Board of Directors of the Company (or the resulting entity).

The holder remains subject during his or her employment and for one year following the termination of his or her employment to certain non-competition and non-solicitation covenants and for an unspecified amount of time to certain confidentiality and assignment of work product covenants.

Continuity Agreements

Payments

Our U.S. named executive officers (i.e., Mr. Chambers, Mr. Hotchkin, Ms. Lysyj and Mr. Colosi), as well as certain other U.S. senior executives, have entered into continuity agreements with us, which are described above in the section entitled “Compensation Discussion and Analysis—Termination Payments upon a Change of Control”. With respect to the U.S. named executive officers, the following severance benefits will be provided if (a) during the two-year period following a change in control of us, such named executive officer’s employment is terminated (other than termination by the Company for “cause” or by reason of death, disability or retirement), (b) during the three-month period prior to, but in connection with, or during the two-year period following, a change in control of us, such named executive officer voluntarily terminates his or her employment for “good reason”, or (c) an agreement is signed which would result in a change in control of us and during the period between the effective date of the agreement and a change in control of us, such named executive officer’s employment is terminated in connection with the change in control (other than termination by the Company for “cause” or by reason of death, disability or retirement):

•

cash payment equal to three times (two times in the case of Ms. Lysyj) the sum of his or her annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to when the notice of termination is given) and his or her target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the named executive officer in respect of the three full fiscal years prior to the year in which the notice of termination is given);

•

cash payment equal to the sum of (w) all accrued but unpaid base salary and an amount representing all accrued and unused vacation days, (x) all earned and unpaid bonuses (if any), (y) in respect of the fiscal year in which the date of termination occurs, the higher of (A) the pro rata portion of the named executive officer’s target bonus and (B) if we are exceeding the performance targets established under our bonus plan for such fiscal year as of the date of termination, the named executive officer’s actual annual bonus payable under our bonus plan based upon such achievement (this pro rata portion in either case calculated from January 1st of such year through the date of termination), and (z) any other compensation previously deferred (excluding qualified plan deferrals by the named executive officer under or into our benefit plans);

•

three years (two years in the case of Ms. Lysyj) of continued medical, dental, vision, and life insurance coverage (excluding accidental death and disability insurance) for the named executive officer and his or her dependents, provided that these benefits will terminate upon the named executive officer receiving comparable benefits from a subsequent employer;

•

continued provision of the perquisites the named executive officer enjoyed prior to the date of termination for a period ending on the earlier of (x) the third anniversary (the second anniversary in the case of Ms. Lysyj) of the named executive officer’s termination and (y) the receipt by the named executive officer of comparable perquisites from a subsequent employer;

•

immediate 100% vesting of all unvested Time-Vesting Options, stock appreciation rights, phantom stock units and restricted stock held by the named executive officer upon the change in control; T&P Options are not subject to the vesting provisions set forth in the continuity agreements;

•

additional contributions by us to our qualified defined contribution plan and any other retirement plans in which the named executive officer participated prior to the date of termination during the period from the date of termination through the third anniversary (the second anniversary in the case of Ms. Lysyj) of the named executive officer’s termination; provided, however, that where such contributions may not be provided without adversely affecting the qualified status of such plan or where such contributions are otherwise prohibited by any such plans, or if the named executive officer is subject to Section 409A of the Internal Revenue Code, the named executive officer shall instead receive an additional lump sum cash payment equal to the contributions that would have been made during the above period if the named executive officer had remained employed with us during such period;

•

all other accrued or vested benefits in accordance with the terms of any applicable plan of ours, including the named executive officer’s otherwise unvested account balances in our qualified defined contribution plan, which shall become vested as of the date of termination; and

•	outplacement services at a cost to us of not more than $30,000 ($15,000 in the case of Ms. Lysyj).

Terminations

Terminations of employment that entitle a U.S. named executive officer to receive severance benefits under his or her continuity agreement consist of terminations by the Company without “cause” or resignation by the named executive officer for “good reason” upon qualifying terminations of employment described above. Each U.S. named executive officer is also eligible for additional payments under his or her continuity agreement if his or her termination is due to death, disability as defined therein or retirement. See “—Payments Made Upon Death or Permanent Disability” or “—Payments Made Upon Retirement” above. No U.S. named executive officer is eligible for benefits under his or her continuity agreement if his or her termination is for “cause”.

Change in Control

A “change in control” for purposes of the continuity agreements generally consists of any of the following, if and only if, as a result of the occurrence thereof, any person or group other than Artal or any of its affiliates is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of its then outstanding voting securities:

•	an acquisition by a non-affiliate of the beneficial ownership of 25% or more of the Company’s voting securities (other than acquisitions by a Company sponsored employee benefit plan or related trust);

•	the current members of the Board of Directors (or their approved successors) ceasing to constitute a majority of the Board of Directors;

•

the consummation of a reorganization, recapitalization, merger or consolidation involving the Company unless the beneficial owners of at least 51% of the outstanding voting securities of the Company or the surviving entity, as the case may be, following the transaction are held by the same persons, and in substantially the same proportion, who were beneficial owners of our voting stock prior to the transaction; or

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

For “Cause”

For purposes of the continuity agreements, “cause” generally means the occurrence of any of the following:

•

the willful and continued failure of the executive to perform substantially all of his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) for a period of ten days following a written demand for substantial performance that is delivered to him or her by the Board of Directors;

•	dishonesty in the performance of the executive’s duties with the Company;

•

the executive’s conviction of, or plea of guilty or nolo contendere to, a crime under the laws of the United States or any state thereof constituting (x) a felony or (y) a misdemeanor involving moral turpitude;

•

willful malfeasance or misconduct by the executive in connection with his or her Company duties, or any act or omission, which is injurious to the financial condition or business reputation of the Company or its affiliates; or

•	the executive’s breach of his or her confidentiality obligations under the executive’s continuity agreement.

For “Good Reason”

For purposes of the continuity agreements, “good reason” generally means the occurrence of any of the following without the executive’s consent:

•

any diminution in the executive’s duties, titles or responsibilities with the Company from those in effect immediately prior to the change in control (or in the event the diminution occurred prior to but in connection with the change in control, from those in effect prior to the date that is three months prior to the change in control); provided, however, that no such diminution shall be deemed to exist solely because of changes in the executive’s duties, titles or responsibilities as a consequence of the Company ceasing to be a company with publicly traded securities or becoming a wholly-owned subsidiary of another person or group;

•

any reduction in the executive’s annual base salary and annual cash bonus percentage target established under the Company’s annual incentive plan from his or her compensation in effect immediately prior to the change in control (or in the event the reduction occurred prior to but in connection with the change in control, from that in effect prior to the date that is three months prior to the change in control);

•

the relocation of the executive’s principal work place to a location that is more than 35 miles from the location where he or she was based immediately prior to the change in control (or in the event the relocation has occurred prior to but in connection with a change in control, from the location of the executive’s principal work place on the date that is three months prior to the change in control); or

•	any failure by the Company to obtain from any successor to the Company an agreement to assume and perform the executive’s continuity agreement.

In the event that a U.S. named executive officer provides the Company with a notice of termination for “good reason” within 60 days after the occurrence of an event giving rise to “good reason”, the Company shall have 30 days after its receipt of the notice to cure or resolve the behavior which gave rise to the “good reason”.

Other

Under the continuity agreements, the U.S. named executive officers agreed to keep in confidence any and all confidential information concerning the Company, its shareholders, officers, directors and customers and its respective business. In addition, upon the termination of employment, a U.S. named executive officer will not take or keep any proprietary or confidential information or documentation belonging to the Company.

Change in Control Impact on Named Executive Officers

U.S. Named Executive Officers

The table below was prepared as though a change in control occurred and the U.S. named executive officers’ employment was terminated without “cause” or for “good reason” on January 2, 2015 (the last business day of fiscal 2014) using the closing price of the Company’s Common Stock as of January 2, 2015 (the last trading day of fiscal 2014) which was $21.53. In addition to these assumptions, the Company believes the assumptions set forth below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, a change in control did not occur on January 2, 2015 and the U.S. named executive officers were not terminated on that date. Therefore, there can be no assurance that a change in control in the future would produce the same or similar results as those described below.

CHANGE IN CONTROL PAYMENT AND BENEFIT ESTIMATES FOR

U.S. NAMED EXECUTIVE OFFICERS

ON JANUARY 2, 2015 UNDER CONTINUITY AGREEMENT

Name	Aggregate Severance Pay and 2014 Bonus(1)	Medical, Dental, Vision and Life Insurance(2)	Accelerated Vesting of Equity Value		Executive Profit Sharing Plan(4)	Savings Plan(5)	Excise Tax and Gross-Up Payment(6)	Perqui- sites(7)	Accrued and Unused Vacation Days(8)	Outplace- ment Services	Total
			RSUs(3)	Stock Options
James R. Chambers	$7,677,260	$80,509	$4,133,033	$—	$581,693	$40,698	$4,225,938	$42,600	$19,712	$30,000	$16,831,443
Nicholas P. Hotchkin	$3,110,047	$77,290	$930,019	$—	$219,090	$46,933	$1,537,561	$42,600	$10,139	$30,000	$6,003,679
Lesya Lysyj	$2,114,169	$42,341	$698,024	$—	$153,507	$23,733	$—	$28,400	$8,097	$15,000	$3,083,271
Michael F. Colosi	$2,295,000	$50,007	$487,827	$—	$113,286	$—	$1,404,525	$42,600	$—	$30,000	$4,423,245

(1)	Amounts shown for Mr. Chambers, Mr. Hotchkin and Mr. Colosi represent three years of base salary and three years of “target” bonus plus an additional year of actual bonus (“target” bonus for Mr. Colosi). Amount shown for Ms. Lysyj represents two years of base salary and two years of “target” bonus plus an additional year of actual bonus.

(2)	Amounts shown for Mr. Chambers, Mr. Hotchkin and Mr. Colosi represent three years of continued medical, dental, vision and life insurance (excluding accidental death and disability insurance). Amount shown for Ms. Lysyj represents two years of continued medical, dental, vision and life insurance (excluding accidental death and disability insurance).

(3)	Amounts shown include accelerated vesting of cash dividend equivalents earned with respect to unvested RSUs for which vesting would be accelerated as follows for: Mr. Chambers, $2,632 and Mr. Hotchkin, $2,485.

(4)	Amounts shown represent three years (two years for Ms. Lysyj) of Company contributions to and earnings on its executive profit sharing plan. With respect to Mr. Chambers, the amount shown also includes $153,756, with respect to Mr. Hotchkin, the amount shown also includes $78,124, with respect to Ms. Lysyj, the amount shown also includes $49,983, and with respect to Mr. Colosi, the amount shown also includes $11,555, which reflects accelerated vesting of his or her aggregate executive profit sharing plan balance as of January 2, 2015 arising from termination without “cause”.

(5)	Mr. Chambers, Mr. Hotchkin and Ms. Lysyj were assumed to have participated in the Company’s savings plan for salaried U.S. employees. Amounts shown represent three years (two years for Ms. Lysyj) of Company contributions to its savings plan for salaried U.S. employees. With respect to Mr. Chambers, the amount shown also includes $17,298, with respect to Mr. Hotchkin, the amount shown also includes $23,533 and with respect to Ms. Lysyj, the amount shown also includes $8,133, which reflects accelerated vesting of unvested Company matching contributions, and earnings thereon, as of January 2, 2015, to the savings plan for U.S. salaried employees on Mr. Chambers’, Mr. Hotchkin’s and Ms. Lysyj’s behalf.

(6)	Pursuant to the continuity agreements, if it is determined that the aggregate amounts payable to any named executive officer under the continuity agreement and any other plan or arrangement with the Company are parachute payments subject to excise tax imposed under Section 4999 of the Internal Revenue Code or any similar tax imposed by state or local law, then the named executive officer, depending on the amount of parachute payments, may be entitled to receive a “gross-up” payment, such that, after payment by the named executive officer of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the gross-up payment, the named executive officer will retain an amount of the gross-up payment equal to the excise tax imposed upon the parachute payments. The amounts in this column represent such amount.

(7)	Amounts shown represent three years (two years for Ms. Lysyj) of continued provision of perquisites enjoyed by the named executive officer prior to the date of termination, including a car allowance of $39,600 for Mr. Chambers, Mr. Hotchkin and Mr. Colosi, and $26,400 for Ms. Lysyj, as well as payments of wellness allowances.

(8)	Amounts shown represent the following number of accrued and unused vacation days: Mr. Chambers, 5 days; Mr. Hotchkin, 5 days; and Ms. Lysyj, 4 days.

General Assumptions

•

Mr. Chambers, Mr. Hotchkin, Ms. Lysyj and Mr. Colosi were assumed to be subject to federal, state, local and FICA combined effective tax rate of 68.6%, 68.5%, 70.8% and 70.8%, respectively, including an excise tax rate of 20% applicable to excess parachute payments pursuant to Section 4999 of the Internal Revenue Code.

Equity-based Assumptions

•	All previously unvested Time-Vesting Options and RSUs vested on January 2, 2015.

•

Pursuant to the terms of the T&P Options, the time-vesting criteria was deemed 100% satisfied on January 2, 2015. For purposes of determining whether the performance-vesting criteria of the T&P Options was satisfied, the closing price of the Company’s Common Stock on January 2, 2015 was compared against the share price hurdles of the T&P Options. Given none of those hurdles were met or exceeded when compared to the closing price, all previously unvested T&P Options did not vest and were forfeited.

•

Time-Vesting Options were valued at the greater of $0 or the actual spread between the exercise price of the option and the closing price of the Company’s Common Stock on January 2, 2015 (i.e., $21.53 minus exercise price). This would represent the true value received by the executives upon immediate vesting of their Time-Vesting Options.

•	RSUs were valued using the closing price of the Company’s Common Stock on January 2, 2015.

Benefit Assumptions

•

Mr. Chambers’, Mr. Hotchkin’s, Ms. Lysyj’s and Mr. Colosi’s “target” bonus is calculated based on his or her base salary at January 2, 2015 for the purposes of determining his or her severance, 2014 bonus and contributions to the executive profit sharing plan. Mr. Chambers’ target bonus is $1,025,000, Mr. Hotchkin’s target bonus is $342,713, Ms. Lysyj’s target bonus is $315,788 and Mr. Colosi’s target bonus is $255,000.

•	The executive does not receive comparable perquisites from a subsequent employer.

•	Medical, dental, vision and life insurance are paid at 2015 monthly rates.

•

Each executive is assumed to have participated in the Company’s qualified defined contribution plan and any other retirement plan so long as contributions were made by or on such executive’s behalf at any time during the fiscal year in which such termination occurred.

•

Contributions to the executive profit sharing plan are based on the executive’s rate and base salary as of January 2, 2015. Each executive will receive his or her respective “target” bonuses in March of each year, which is deemed eligible earnings under the plan. Interest is calculated under the plan using the annualized prime rate, as published in The Wall Street Journal on January 2, 2015, plus 2%. No supplemental employer contributions are made.

•

3% matching contribution by the Company is made at the executive’s salary at January 2, 2015 to the Company’s savings plan for U.S. salaried employees, subject to the applicable limitations of the Internal Revenue Code as in effect in fiscal 2014.

•	No legal services are paid for any of the executives.

•	No cost of living and/or housing allowances or other related allowances are paid for any of the executives.

•	Mr. Chambers, Mr. Hotchkin, Ms. Lysyj and Mr. Colosi are assumed to have received outplacement services provided to the fullest extent as set forth in his or her continuity agreement.

Non-U.S. Named Executive Officer

In the event a change in control occurred and Ms. Lemmens’ employment was terminated other than for gross misconduct on January 2, 2015 (the last business day of fiscal 2014), Ms. Lemmens would have been entitled to the required statutory and Company discretionary payments and other entitlements described in “—Payments Made Upon Termination”. In addition, pursuant to the terms of the Time-Vesting Options and RSUs, all such unvested options and RSUs, including cash dividend equivalents, would have vested immediately prior to such change in control (with respect to Time-Vesting Options, such acceleration would be equal to the value of $0; with respect to RSUs, using the closing price of the Company’s Common Stock as of January 2, 2015 of $21.53, such acceleration would be equal to the value of $417,831 (including $795 of cash dividend equivalents)). Pursuant to the terms of the T&P Options, the time-vesting criteria of the T&P Options would have been deemed 100% satisfied on January 2, 2015. However, given none of the performance-vesting share price hurdles would have been met or exceeded when compared to the closing price of the Company’s Common Stock on January 2, 2015, all previously unvested T&P Options would not have vested and would have been forfeited. For additional details on the valuation of options in the event of a change in control on January 2, 2015, see the “Equity-based Assumptions” in “—U.S. Named Executive Officers” above. However, a change in control did not occur on January 2, 2015 and Ms. Lemmens was not terminated on that date. Therefore, there can be no assurance that a change in control in the future would produce the same or similar results as those described above.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation for non-employee directors, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. Our directors are not subject to any minimum share ownership requirement. However, all equity-based compensation paid is vested upon grant to the director and is subject to restrictions on transfer so that such shares cannot be sold or transferred until the director is no longer serving on the Board of Directors.

Cash and Stock Compensation Paid to Directors

Members of the Board of Directors who are not employees of the Company are entitled to receive annual compensation of $75,000, payable quarterly, half in cash and half in Common Stock. The number of shares of Common Stock granted quarterly is determined by averaging the closing price of the Common Stock on the NYSE for the last five trading days of each fiscal quarter. This average price is then used to determine the number of shares required to satisfy the share portion of the director’s quarterly fees. Any fractional shares are paid in cash. In addition, each non-employee director is entitled to receive 1,000 shares of Common Stock per annum which is distributed on December 15th of each fiscal year. Any shares of Common Stock granted are subject to transfer restrictions so that the shares cannot be sold or transferred until the director is no longer serving on the Board of Directors.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses related to their services as a member of the Board of Directors or one of its committees. The Company also reimburses certain expenses incurred by directors in connection with attending director education programs. Directors who are employees of the Company receive no compensation for their service as directors.

Compensation Paid to Directors Serving on Committees of the Board of Directors

Each director serving as a member of the Audit Committee is entitled to receive $10,000 per annum, payable quarterly, in cash. Each director who serves as Audit Committee chair receives an additional $10,000 per annum, payable quarterly, in cash. In addition, each director serving as a member of the Compensation Committee is entitled to receive $4,000 per annum, payable quarterly, in cash.

Director Summary Compensation Table

The following table sets forth information concerning the compensation of our directors (other than directors who are named executive officers) for fiscal 2014.

DIRECTOR COMPENSATION FOR FISCAL 2014

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Raymond Debbane(2)	$41,524	$64,458	$105,982
Steven M. Altschuler(2)(3)	$51,524	$64,458	$115,982
Philippe J. Amouyal(2)	$41,524	$64,458	$105,982
Cynthia Elkins(3)(4)	$35,643	$45,275	$80,918
Marsha Johnson Evans(3)(5)	$57,524	$64,458	$121,982
Jonas M. Fajgenbaum	$37,524	$64,458	$101,982
Denis F. Kelly(6)	$—	$—	$—
Sacha Lainovic	$37,524	$64,458	$101,982
Christopher J. Sobecki	$37,524	$64,458	$101,982
Oprah Winfrey(7)	$—	$—	$—

(1)	Stock awards consist solely of awards of Common Stock subject to certain transfer restrictions. The amounts shown represent the aggregate grant date fair value of stock awards granted in fiscal 2014 calculated in accordance with applicable accounting standards. The grant date fair value for each stock award granted to each director on December 30, 2013 was $9,570; March 31, 2014 was $9,613; June 30, 2014 was $8,996; September 29, 2014 was $9,859; and December 15, 2014 was $26,420, in each case based solely on the closing price of our Common Stock on the date of the grant or, if the market was closed on the date of the grant, the last trading day that immediately preceded the date of the grant. The stock award granted on December 30, 2013 was for compensation earned for the fourth quarter of fiscal 2013.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Effective as of March 30, 2014 (i.e., the beginning of the second quarter of fiscal 2014), the Board of Directors elected Ms. Elkins to serve as a director and member of the Audit Committee, filling the vacancies resulting from the passing of Mr. John F. Bard on November 10, 2013. Therefore, the amounts reported for Ms. Elkins reflect fees earned and stock awards granted from the date of her election.

(5)	Ms. Evans retired from the Board of Directors effective upon the conclusion of the Company’s 2015 annual meeting of shareholders on May 7, 2015.

(6)	Mr. Kelly was elected to the Board of Directors effective May 7, 2015 and therefore received no compensation for fiscal 2014.

(7)	Ms. Winfrey was appointed to the Board of Directors effective October 19, 2015 and therefore received no compensation for fiscal 2014.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Other than Ms. Winfrey’s interest in the Option granted to her, to the Company’s knowledge, in their capacity as shareholders, no person who has served as a director or officer since the beginning of the Company’s last fiscal year, and no associate of any such person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the Option and Option Agreement that is not otherwise shared by the remaining shareholders.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

SEC rules permit a single set of Information Statements to be sent to any household at which two or more shareholders reside. This procedure is referred to as “householding.” While the Company does not household its mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. The Company will promptly deliver a separate copy of this Information Statement to a shareholder at a shared address to which a single copy was delivered, upon written or oral request to the Company at the following address and telephone number:

Weight Watchers International, Inc.

Attention: Corporate Secretary

675 Avenue of the Americas, 6th Floor

New York, New York 10010

(212) 589-2700

Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of the Company’s Information Statement, he or she may write or call the Company at the above address or phone number to request a single copy of these materials.

DOCUMENTS INCORPORATED BY REFERENCE

The Company shall provide, without charge, to each person to whom the Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one (1) business day of receipt of such request, a copy of the 2014 Plan that has been incorporated by reference in the Information Statement. Please contact the Corporate Secretary at Weight Watchers International, Inc., at (212) 589-2700 with any oral requests and the Corporate Secretary at Weight Watchers International, Inc., 675 Avenue of the Americas, 6th floor, New York, New York 10010, with any written requests.

Annex A

WEIGHT WATCHERS INTERNATIONAL, INC.

TERM SHEET FOR

CONSULTANT STOCK OPTION AWARDS

FOR GOOD AND VALUABLE CONSIDERATION, Weight Watchers International, Inc., a Virginia corporation (the “Company”), hereby grants to the consultant of the Company identified below (the “Consultant”) a fully vested Option to purchase the aggregate number of shares of Common Stock of the Company specified below (the “Option Award”) at the purchase price per share specified below (the “Exercise Price”). The Option Award is granted upon the terms, and subject to the conditions, set forth in this Term Sheet and the Terms and Conditions for Consultant Stock Option Awards as attached hereto (the “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time. The Option Award granted hereunder is made and granted as a stand-alone award, separate and apart from, and outside of, the Amended and Restated Weight Watchers International, Inc. 2014 Stock Incentive Plan (the “Plan”), and shall not constitute an Option Award granted under or pursuant to that Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option Award as though the Option Award had been granted under the Plan (including but not limited to the adjustment provision contained in the Plan), and the Option Award shall be subject to such terms, conditions and definitions which are hereby incorporated herein by reference and made a part hereof. Notwithstanding the foregoing, the Option Award shall not be counted for purposes of calculating the aggregate number of shares that may be issued or transferred pursuant to awards under the Plan (including pursuant to Section 3(a) of the Plan) or for purposes of calculating the award limitations under the Plan. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Terms and Conditions or the Plan.

Key Terms and Conditions
Name of Consultant:	Oprah Winfrey
Grant Date:	October 18, 2015
Aggregate Number of Shares subject to Option:	3,513,468
Exercise Price per Share of an Option:	US $6.97
Option Expiration Date:	October 18, 2025

By accepting this Term Sheet, the Consultant acknowledges that she has received and read, and agrees that the Option granted herein is subject to and qualified in its entirety by this Term Sheet and the Terms and Conditions, and shall be subject to the terms and conditions of this Term Sheet and the Terms and Conditions attached hereto.

The Consultant may not exercise any portion of the Option prior to the Shareholder Approval Effective Date (as defined in the Terms and Conditions) or prior to the Closing Date (as defined in the Terms and Conditions).

WEIGHT WATCHERS INTERNATIONAL, INC.		CONSULTANT

By:	/s/ James R. Chambers	/s/ Oprah Winfrey
Name:	James R. Chambers	Oprah Winfrey
Title:	Chief Executive Officer	Address: c/o Harpo, Inc.
1041 North Formosa Avenue
West Hollywood, CA 90046

WEIGHT WATCHERS INTERNATIONAL, INC.

TERMS AND CONDITIONS FOR

CONSULTANT STOCK OPTION AWARDS

Weight Watchers International, Inc., a Virginia corporation (the “Company”), grants to the Consultant who is identified on the Term Sheet for Consultant Stock Option Awards provided to the Consultant herewith (the “Term Sheet”) the Options specified in the Term Sheet, upon the terms and subject to the conditions set forth in (i) the Term Sheet and (ii) these Terms and Conditions for Consultant Stock Option Awards (these “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time. The Option Award granted hereunder is made and granted as a stand-alone award, separate and apart from, and outside of, the Amended and Restated Weight Watchers International, Inc. 2014 Stock Incentive Plan (the “Plan”), and shall not constitute an Option Award granted under or pursuant to that Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option Award as though the Option Award had been granted under the Plan (including but not limited to the adjustment provision contained in the Plan), and the Option Award shall be subject to such terms, conditions and definitions which are hereby incorporated herein by reference and made a part hereof. Notwithstanding the foregoing, the Option Award shall not be counted for purposes of calculating the aggregate number of shares that may be issued or transferred pursuant to awards under the Plan or for purposes of calculating the award limitations under the Plan (including pursuant to Section 3(a) of the Plan).

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Term Sheet or the Plan.

Section 1.1—Cause

“Cause” shall mean (i) the Consultant’s material breach by the Consultant of the Strategic Agreement which continues beyond 10 days after a written demand for substantial performance is delivered to the Consultant by the Company or its Affiliates, (ii) willful misconduct by the Consultant involving dishonesty or breach of trust in connection with the Consultant’s service which results in a demonstrable injury (which is other than de minimis) to the Company or its Affiliates, or (iii) the Consultant’s conviction for any felony involving moral turpitude.

Section 1.2—Closing Date

“Closing Date” shall mean the date of the closing of the transactions contemplated under the Purchase Agreement (as defined herein).

Section 1.3—Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4—Committee

“Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

Section 1.5—Common Stock

“Common Stock” shall mean the common stock, no par value per share, of the Company.

Section 1.6—Company

“Company” shall mean Weight Watchers International, Inc.

Section 1.7—Expiration Date

“Expiration Date” shall mean, with respect to Options, the expiration date specified on the Term Sheet.

Section 1.8—Grant Date

“Grant Date” shall mean the date specified on the Term Sheet on which the Option Award was granted.

Section 1.9—Options

“Option” or “Options” shall each mean the non-qualified stock option to purchase shares of Common Stock as granted under the Term Sheet and these Terms and Conditions.

Section 1.10—Permanent Disability

The Consultant shall be deemed to have a “Permanent Disability” if the Consultant is unable to engage in the activities required to be performed by the Consultant by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or reasonably can be expected to last for a continuous period of not less than 12 months (in each case, as determined in good faith by a majority of the Committee, which determination shall be conclusive).

Section 1.11—Plan

“Plan” shall mean the Amended and Restated Weight Watchers International, Inc. 2014 Stock Incentive Plan.

Section 1.12—Purchase Agreement

“Purchase Agreement” shall mean the Share Purchase Agreement by and between the Consultant and the Company entered into on the Grant Date.

Section 1.13—SEC

“SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.14—Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.15—Shareholder Approval Effective Date

“Shareholder Approval Effective Date” shall mean the date upon which shareholder approval of this Option Award becomes effective (i.e., the date that is 20 calendar days after the date on which the Company’s corresponding Schedule 14C information statement is first mailed or given to the Company’s shareholders pursuant to the terms of the Securities Exchange Act of 1934, as amended).

Section 1.16—Strategic Agreement

“Strategic Agreement” shall mean the Strategic Collaboration Agreement by and between the Company and the Consultant entered into on the Grant Date.

Section 1.17—Transfer

“Transfer” shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, entry into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether to be settled by delivery of shares, in cash or otherwise) or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors whether voluntary or by operation of law, directly or indirectly, of any Options or Common Stock issuable upon exercise of any Options.

ARTICLE II

GRANT OF OPTIONS

Section 2.1—Grant of Options

On and as of the Grant Date, the Company irrevocably grants to the Consultant an Option to purchase the number of shares of its Common Stock specified on the Term Sheet upon the terms and conditions set forth in the Term Sheet and these Terms and Conditions. The Options shall be fully vested as of the Grant Date and shall be exercisable in accordance with Article III hereof.

Section 2.2—Exercise Price for Options

Subject to Section 2.4 below, the exercise price of a share of Common Stock covered by an Option shall be the Exercise Price per share specified on the Term Sheet, without commission or other charge.

Section 2.3—Consideration to the Company

In consideration of the granting of the Option Award by the Company, the Consultant agrees to render faithful and efficient services to the Company or its Affiliates pursuant to the Strategic Agreement. Nothing in the Term Sheet or in these Terms and Conditions shall confer upon the Consultant any right to continue in the service of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to terminate the services of the Consultant at any time for any reason whatsoever, with or without Cause, subject to the terms of the Strategic Agreement. Consultant hereby acknowledges and agrees that neither the Company or its Affiliates nor any other Person has made any representations or promises whatsoever to the Consultant concerning the Consultant’s service or continued service to the Company or its Affiliates.

Section 2.4—Adjustments

Subject to the provisions of the Term Sheet and these Terms and Conditions, in the event that the outstanding shares of the Common Stock subject to an Option Award are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, change of control, reclassification, stock split, spin-off, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option Award, including the portions thereof then unexercised, that shall be exercisable, and to the Exercise Price per share.

ARTICLE III

EXERCISABILITY

Section 3.1—Commencement of Exercisability

Unless otherwise provided in the Term Sheet or these Terms and Conditions, the shares subject to the Options shall be and remain exercisable from and after the later of the Shareholder Approval Effective Date and the Closing Date through the Expiration Date.

Section 3.2—Expiration of Options

(a) Option Award. The Options shall remain outstanding unless earlier exercised or terminated until the Expiration Date. Except as otherwise provided herein, the Options may not be exercised to any extent by Consultant after the first to occur of the following events:

(i) The Expiration Date;

(ii) The first anniversary of the date of the Consultant’s cessation of services by reason of death or Permanent Disability;

(iii) The first business day which is ninety calendar days after the occurrence of a Cause event;

(iv) If the Consultant provides the Company notice of her election to not renew the term of the Strategic Agreement pursuant to the terms thereof, the date of the expiration of the term of the Strategic Agreement;

(v) If the Committee so determines pursuant to the provisions of these Terms and Conditions, in the event of a Change in Control (as defined in the Plan). At least ten (10) days prior to the effective date of a Change in Control (as defined in the Plan), the Committee shall give the Consultant notice of such event unless the Options (i) have then been fully exercised or (ii) have otherwise become unexercisable under this Section 3.2; and

(vi) The failure of the Closing Date to occur prior to November 18, 2015.

ARTICLE IV

EXERCISE OF OPTIONS AND STOCKHOLDER RIGHTS

Section 4.1—Person Eligible to Exercise

During the lifetime of the Consultant, only she or the Trustee of a Consultant’s Trust may exercise the Options or any portion thereof. After the death of the Consultant, any exercisable portion of the Options may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by her personal representative or by any person empowered to do so under the Consultant’s will or under the then applicable laws of descent and distribution.

Section 4.2—Partial Exercise

Any exercisable portion of the Options or the entire Options may be exercised in whole or in part at any time prior to the time when the Options or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3—Manner of Exercise

The Options, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Options or such portion become unexercisable under Section 3.2:

(a) Notice in writing signed by the Consultant or the other person then entitled to exercise the Options or portion thereof, stating that the Options or portion thereof are thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Options or portion thereof are exercised;

(c) If requested by the Committee, a bona fide written representation and agreement, in a form reasonably satisfactory to the Committee, signed by the Consultant or other person then entitled to exercise such Options or portion thereof, stating that (i) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, have been properly made and any applicable waiting period thereunder has been terminated or has expired and (ii) the shares of stock are being acquired for her own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “1933 Act”), and then applicable rules and regulations thereunder, and that the Consultant or other person then entitled to exercise such Options or portion thereof will indemnify the Company and its Affiliates against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company or its Affiliates if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the 1933 Act and any other federal or state securities laws or regulations;

(d) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Options; and

(e) In the event the Options or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Consultant, appropriate proof of the right of such person or persons to exercise the Options.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel reasonably acceptable to it to the effect that any subsequent Transfer of shares acquired on exercise of the Options does not violate the 1933 Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of the Options may bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c)(ii) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the 1933 Act, and such registration is then effective in respect of such shares.

Section 4.4—Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the exercise of the Options, or any portion thereof shall be fully paid and nonassessable. The Company shall not be required to deliver any certificate or certificates for shares of stock purchased upon the exercise of the Options, or any portion thereof, prior to obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

Section 4.5—Rights as Stockholder

(a) Optionholder Rights. The holder of the Options shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Options or any portion thereof unless and until certificates representing such shares shall have been issued to such holder as provided under this Article IV. As soon as practicable following the date that the Consultant becomes entitled to receive the shares of Common Stock pursuant to this Article IV, certificates for the Common Stock shall be delivered to the Consultant or to the Consultant’s legal guardian or representative (or if such Common Stock is evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company in the name of a clearing agency, the Company will cause the Common Stock to be entered in the records of such clearing agency as owned by the Consultant).

(b) Tax Advice. The Consultant is hereby advised to seek her own tax counsel regarding the taxation of an award of an Option made hereunder.

ARTICLE V

TRANSFERS

Section 5.1—Representations, Warranties and Agreements

The Consultant agrees and acknowledges that she will not, directly or indirectly, offer, Transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Common Stock issuable upon exercise of the Options (or any portion thereof) unless any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, have been properly made and any applicable waiting period thereunder has been terminated or has expired and such Transfer, sale, assignment, pledge, hypothecation or other disposition is permitted pursuant to the Term Sheet and these Terms and Conditions and (i) the Transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the 1933 Act, or (ii) counsel for the Consultant (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the 1933 Act and (iii) if the Consultant is a citizen or resident of any country other than the United States, or the Consultant desires to effect any such transaction in any such country, counsel for the Consultant (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that such transaction will not violate the laws of such country.

Section 5.2—Acknowledgement by the Company

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following Transfers are deemed to be in compliance with the 1933 Act and the Term Sheet and these Terms and Conditions and no opinion of counsel is required in connection therewith: (w) a Transfer made pursuant to Article III hereof, (x) a Transfer upon the death of the Consultant to her executors, administrators, testamentary trustees, legatees or beneficiaries, provided that such Transfer is made expressly subject to the Term Sheet and these Terms and Conditions and that such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions and (y) a Transfer made after the Grant Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Consultant, her spouse or her lineal descendants (including lineal descendants by adoption) (a “Consultant’s Trust”), provided that such Transfer is made expressly subject to the Term Sheet and these Terms and Conditions and that such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions. Immediately prior to any Transfer to a Consultant’s Trust, the Consultant shall provide the Company with a copy of the instruments creating a Consultant’s Trust and with the identity of the beneficiaries of such Consultant’s Trust. The Consultant shall notify the Company immediately prior to any change in the identity of any beneficiary of a Consultant’s Trust.

Section 5.3—Transfer Restrictions

(a) The Common Stock issued to the Consultant upon exercise of the Options may not be Transferred, sold or in any other way disposed of, except under the circumstances that a “Permitted Transfer” (as defined under the Purchase Agreement) is permitted under the terms of the Purchase Agreement (treating shares of Common Stock acquired upon exercise of the Options as “Purchased Shares” within the meaning of the Purchase Agreement for this purpose), until such time as the Transfer restrictions set forth in the immediately succeeding sentence lapse; provided, with respect to any Transfer made pursuant to clause (i), (ii) or (iii) of such definition of “Permitted Transfer”, such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions. Such Transfer restrictions shall lapse as to (i) 20% of the shares underlying the Options on the first anniversary of the Grant Date, (ii) 40% of the aggregate number of shares underlying the Options on the second anniversary of the Grant Date, (iii) 60% of the aggregate number of shares underlying the Options on the third anniversary of the Grant Date, (iv) 80% of the aggregate number of shares underlying the Options on the fourth anniversary of the Grant Date and (v) 100% of the aggregate number of shares underlying the Options on the fifth anniversary of the Grant Date (each such percentage calculated as if this Option was not exercised, regardless of the number of shares that were exercised); provided, however, upon the occurrence of any Cause event that occurs prior to the fifth anniversary of the Grant Date, any such Transfer restriction then and thereafter in effect pursuant to this Section 5.3 shall continue and not lapse until the fifth anniversary of the Grant Date irrespective of the lapse dates set forth in items (i) though (iv) above.

(b) Except as otherwise provided herein, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Consultant or her successors in interest or shall be subject to disposition by Transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent Transfers by will or by the applicable laws of descent and distribution.

(c) Subject to Article VI of the Purchase Agreement, if requested by the Committee, the Consultant agrees that if shares of capital stock of the Company or any other securities of the Company that are convertible into or exchangeable or exercisable for capital stock of the Company (collectively, “Securities”) are registered pursuant to a registration statement filed with the SEC (other than a registration statement on Form S-8), the Consultant will not sell or otherwise Transfer any Securities of the Company other than those included in such filing from the date of filing such registration statement (or in the case of “shelf” registration statement, from the earlier of (x) the date of the initial preliminary prospectus and (y) the date of the final prospectus), until up to 90 days after the public offering date set forth in the final prospectus.

(d) Notwithstanding anything herein to the contrary, the provisions of this Section 5.3 will terminate (i) immediately prior to a Change in Control (as such term is defined in the Purchase Agreement), and (ii) in the event that either (a) Consultant in her capacity as Director Designee (as defined in the Purchase Agreement) is not elected to the Board of Directors (other than as a result of the Consultant’s noncompliance with, or inability to satisfy the director eligibility requirements set forth in, Article IV of the Purchase Agreement); or (b) Consultant is not afforded the right to have an Observer (as defined in the Purchase Agreement) as set forth in Section 4.1 of the Purchase Agreement.

Section 5.4—Right of First Offer / Right of First Refusal

Any Transfer of the shares of Common Stock acquired upon exercise of the Options shall be subject to the right of first offer and right of first refusal provisions set forth in Article VII of the Purchase Agreement (subject to the termination of those provisions as specified in the Purchase Agreement).

ARTICLE VI

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

Section 6.1—Authorization

The Company represents and warrants to the Consultant that (i) the Term Sheet and these Terms and Conditions has been duly authorized, executed and delivered by the Company, and (ii) upon exercise of the Options (or any portion thereof), the Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. The Company hereby agrees that it will complete the filing with the SEC and mailing of the Schedule 14C information statement related to the Shareholder Approval Effective Date by no later than twenty (20) calendar days after the Grant Date. In the event that the Schedule 14C is mailed later than twenty (20) calendar days after the Grant Date, Section 5.3 of these Terms and Conditions shall be of no further force or effect.

Section 6.2—Registration

The Company shall register the Common Stock underlying the Options and the Options on a Form S-8 Registration Statement within ten (10) calendar days after the Shareholder Approval Effective Date, and the Company will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Consultant to sell her shares of Stock without registration under the 1933 Act within the limitations of the exemptions provided by (A) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 6.2, the Company may deregister under Section 12 of the Act if it is then permitted to do so pursuant to the Act and the rules and regulations thereunder. Nothing in this Section 6.2 shall be deemed to limit in any manner the restrictions on sales of Common Stock contained in the Term Sheet and these Terms and Conditions. In the event that a Form S-8Registration Statement relating to the Common Stock underlying the Options and the Options is not filed with the SEC within ten (10) calendar days after the Shareholder Approval Effective Date, Sections 5.3 and 5.4 of these Terms and Conditions shall be of no further force or effect.

ARTICLE VII

MISCELLANEOUS

Section 7.1—Administration

The Committee shall have the power to interpret the Term Sheet and these Terms and Conditions and to adopt such rules for the administration, interpretation and application of the Term Sheet and these Terms and Conditions as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Consultant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Term Sheet, these Terms and Conditions or the Options. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Term Sheet and these Terms and Conditions.

Section 7.2—Shares to Be Reserved

The Company shall at all times from the Shareholder Approval Effective Date and continuing for the duration of the term of the Option Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Term Sheet and these Terms and Conditions.

Section 7.3—Recapitalizations, etc.

The provisions of the Term Sheet and these Terms and Conditions shall apply, to the full extent set forth herein with respect to the Option Award, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company or its Affiliates (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Option Award, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

Section 7.4—State Securities Laws

The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the issuance of the shares underlying the Options to the Consultant.

Section 7.5—Binding Effect

The provisions of the Term Sheet and these Terms and Conditions shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under the Term Sheet and these Terms and Conditions, such transferee shall be deemed the Consultant hereunder; provided, however, that no transferee shall derive any rights under the Term Sheet and these Terms and Conditions unless and until such transferee has delivered to the Company a Joinder (in the form attached hereto as Exhibit A) and becomes bound by the terms of the Term Sheet and these Terms and Conditions.

Section 7.6—Miscellaneous

In the Term Sheet and these Terms and Conditions, (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive. If any provision of the Term Sheet and these Terms and Conditions shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

Section 7.7—Notices

Any notice to be given under the terms of the Term Sheet and these Terms and Conditions shall be in writing and shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Any notice shall be sent to the party to be notified at the address as set forth in this Section 7.7 or the signature pages to the joinder agreement substantially in the form of Exhibit A hereto; provided, however that by a notice given pursuant to this Section 7.7, either party may hereafter designate a different address for notices to be given to Company or Consultant and any notice which is required to be given to the Consultant shall, if the Consultant is then deceased, be given to the Consultant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 7.7.

If to Company:

Weight Watchers International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

Facsimile: 212-589-2858

Attention: General Counsel and Secretary

With a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile: (212) 455-2502

Attention: Robert Spatt

Kenneth B. Wallach

If to Consultant:

Oprah Winfrey

c/o Harpo, Inc.

1041 North Formosa Avenue

West Hollywood, CA 90046

With a copy (not constituting notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Marc Chamlin, Esq. and Lloyd L. Rothenberg, Esq.

Fax: (212) 656-1076

E-mail: mchamlin@loeb.com; lrothenberg@loeb.com.

Section 7.8—Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Term Sheet and these Terms and Conditions.

Section 7.9—Applicability of Plan

The Common Stock issued to the Consultant upon exercise of the Options shall be subject to all of the terms and provisions of the Term Sheet and these Terms and Conditions (including the terms and conditions of the Plan incorporated by reference herein), to the extent applicable to the Option and any shares of Common Stock issuing upon the exercise of the Options (or any portion thereof). In the event of any conflict between the Term Sheet and these Terms and Conditions, these Terms and Conditions shall control.

Section 7.10—Intentionally Omitted

Section 7.11—Amendment

The Term Sheet and these Terms and Conditions may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Term Sheet or these Terms and Conditions, as applicable.

Section 7.12—Governing Law

The Term Sheet and these Terms and Conditions shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.13—Jurisdiction

The parties to the Term Sheet and these Terms and Conditions agree that jurisdiction and venue in any action brought by any party hereto pursuant to the Term Sheet and these Terms and Conditions shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of Term Sheet and these Terms and Conditions, each party hereto irrevocably submits to the jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

Section 7.14—Counterparts

The Term Sheet and these Terms and Conditions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Term Sheet for Consultant Stock Option Awards and that certain Terms and Conditions for Consultant Stock Option Awards, effective as of             (collectively, the “Agreement”), by and between WEIGHT WATCHERS INTERNATIONAL, INC. (the “Company”) and             (the “Consultant”). By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations, applicable to the Consultant (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Consultant, modified, if necessary, to reflect the nature of the undersigned as a trust, estate or other entity.

Name:

Address for Notices:	With copies to: